                                                                    EXHIBIT 99.1

          ==========================================================


                           ASSET PURCHASE AGREEMENT


                                by and between


                               UNIT CORPORATION,


                  PARKER DRILLING COMPANY NORTH AMERICA, INC.

                                      and

                            PARKER DRILLING COMPANY


                                August 12, 1999



          ==========================================================

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I CERTAIN DEFINITIONS.............................................................................   1

 SECTION 1.01  Definitions................................................................................   1

ARTICLE II PURCHASE AND SALE OF ASSETS....................................................................   4

 SECTION 2.01  Assets to be Purchased.....................................................................   4
 SECTION 2.02  Excluded Assets............................................................................   5
 SECTION 2.03  Assumed Liabilities........................................................................   6
 SECTION 2.04  Limitation of Liabilities..................................................................   6
 SECTION 2.05  Limitation on Assignments..................................................................   7
 SECTION 2.06  Delivery...................................................................................   7
 SECTION 2.07  Other Funds Received.......................................................................   8

ARTICLE III PURCHASE PRICE................................................................................   8

 SECTION 3.01  Consideration for the Purchased Assets.....................................................   8
 SECTION 3.02  Allocation of Purchase Consideration.......................................................   8

ARTICLE IV THE CLOSING....................................................................................   8

 SECTION 4.01  Time and Place of Closing..................................................................   8
 SECTION 4.02  Deliveries by Seller.......................................................................   8
 SECTION 4.03  Deliveries by Buyer........................................................................   9

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLER........................................................   9

 SECTION 5.01  Corporate Existence and Power..............................................................   9
 SECTION 5.02  Corporate Authorization; Etc...............................................................   9
 SECTION 5.03  Non-Contravention..........................................................................  10
 SECTION 5.04  Ownership of Rigs and Other Equipment......................................................  10
 SECTION 5.05  [Reserved].................................................................................  10
 SECTION 5.06  Contracts..................................................................................  10
 SECTION 5.07  Litigation.................................................................................  11
 SECTION 5.08  Governmental Approval......................................................................  11
 SECTION 5.09  Compliance With Laws.......................................................................  11
 SECTION 5.10  Employee Matters...........................................................................  11
 SECTION 5.11  Real Property..............................................................................  12
 SECTION 5.12  Environmental Matters......................................................................  12
 SECTION 5.13  No Brokers.................................................................................  13
 SECTION 5.14  Decrees, Etc...............................................................................  13
 SECTION 5.15  Performance Bonds; Letters of Credit.......................................................  13
 SECTION 5.16  Certain Property on Rigs...................................................................  13
 SECTION 5.17  Accredited Investor; Investment Purpose....................................................  13
 SECTION 5.18  Competitive Restrictions...................................................................  14
 SECTION 5.19  Year 2000 Compliance.......................................................................  14

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER........................................................  14

 SECTION 6.01  Organization and Existence.................................................................  14
 SECTION 6.02  Corporate Authorization and Power..........................................................  15
 SECTION 6.03  SEC Documents..............................................................................  15
 SECTION 6.04  Non-Contravention..........................................................................  15
 SECTION 6.05  Governmental Approval......................................................................  16
 SECTION 6.06  Litigation.................................................................................  16
 SECTION 6.07  No Brokers.................................................................................  16
 SECTION 6.08  Capitalization.............................................................................  16
 SECTION 6.09  Subsidiaries...............................................................................  16

ARTICLE VII CONDITIONS TO THE OBLIGATIONS OF SELLER.......................................................  17

 SECTION 7.01  Accuracy of Representations and Warranties.................................................  17
 SECTION 7.02  Covenants and Agreements Performed.........................................................  17
 SECTION 7.03  Officer's Certificate......................................................................  17
 SECTION 7.04  Legal Opinion..............................................................................  17
 SECTION 7.05  No Governmental Action.....................................................................  17
 SECTION 7.06  Termination under Hart-Scott-Rodino Act....................................................  17
 SECTION 7.07  Due Execution and Delivery of Documents....................................................  17
 SECTION 7.08  No Adverse Change..........................................................................  17

ARTICLE VIII CONDITIONS TO THE OBLIGATIONS OF BUYER.......................................................  17

 SECTION 8.01  Accuracy of Representations and Warranties.................................................  18
 SECTION 8.02  Covenants and Agreements Performed.........................................................  18
 SECTION 8.03  Officer's Certificate......................................................................  18
 SECTION 8.04  Legal Opinion..............................................................................  18
 SECTION 8.05  Drilling Contracts.........................................................................  18
 SECTION 8.06  No Adverse Change..........................................................................  18
 SECTION 8.07  [Reserved].................................................................................  18
 SECTION 8.08  No Governmental Action.....................................................................  18
 SECTION 8.09  Termination under Hart-Scott-Rodino Act....................................................  18
 SECTION 8.10  Due Execution and Delivery of Documents....................................................  18

ARTICLE IX COVENANTS AND AGREEMENTS OF THE PARTIES........................................................  18

 SECTION 9.01  Expenses...................................................................................  18
 SECTION 9.02  Access.....................................................................................  19
 SECTION 9.03  Conduct of Business and Preservation of Assets.............................................  19
 SECTION 9.04  Notices of Certain Events..................................................................  19
 SECTION 9.05  Certain Taxes..............................................................................  20
 SECTION 9.06  Actions with Respect to Closing............................................................  20
 SECTION 9.07  Public Statements..........................................................................  20
 SECTION 9.08  Continued Effectiveness of Representations and Warranties..................................  21
 SECTION 9.09  Performance Bonds..........................................................................  21
 SECTION 9.10  Action of Buyer Regarding Financing and Financial Statements...............................  21
 SECTION 9.11  Employee Matters...........................................................................  21
 SECTION 9.12  Approvals of Governmental Bodies...........................................................  23
 SECTION 9.13. Further Assurances.........................................................................  23
 SECTION 9.14  Rig Loss...................................................................................  23
 SECTION 9.15  Seller's Covenants Not to Compete..........................................................  24
 SECTION 9.16  Other Offer................................................................................  24
 SECTION 9.17  Conduct of Purchaser's Business............................................................  25

ARTICLE X TERMINATION.....................................................................................  25

 SECTION 10.01  Termination...............................................................................  25
 SECTION 10.02  Effect of Termination.....................................................................  26

ARTICLE XI EXTENT AND SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS; INDEMNIFICATION..  26

 SECTION 11.01  Scope of Representations of Seller........................................................  26
 SECTION 11.02  Indemnification by Seller and Parker......................................................  27
 SECTION 11.03  Indemnification by Buyer..................................................................  27
 SECTION 11.04  Indemnification Procedures................................................................  27
 SECTION 11.05  Survival..................................................................................  28
 SECTION 11.06  Limitation of Remedies....................................................................  28
 SECTION 11.07  Applicability of Indemnification Obligation...............................................  28
 SECTION 11.08  Exclusive Rights and Remedies.............................................................  28

ARTICLE XII REGISTRATION RIGHTS...........................................................................  28

 SECTION 12.01  Registration of Securities................................................................  29

ARTICLE XIII MISCELLANEOUS................................................................................  32

 SECTION 13.01  Notices...................................................................................  32
 SECTION 13.02  Entire Agreement..........................................................................  33
 SECTION 13.03  Amendments and Waiver; Rights and Remedies................................................  33
 SECTION 13.04  Governing Law.............................................................................  33
 SECTION 13.05  Arbitration...............................................................................  33
 SECTION 13.06  Binding Effect; Assignment................................................................  34
 SECTION 13.07  Counterparts..............................................................................  34
 SECTION 13.08  References................................................................................  34
 SECTION 13.09  Severability of Provisions................................................................  34
 SECTION 13.10  Gender....................................................................................  34
 SECTION 13.11  Descriptive Headings......................................................................  34

     Schedules and Exhibits:
     -----------------------


     Schedule 2.01 (a)             Description of Rigs
     Schedule 2.01 (b)             Description of Other Equipment
     Schedule 2.01 (c)             Inventory
     Schedule 2.01 (d)             Real Property
     Schedule 2.01 (g)(i)          Drilling Contracts
     Schedule 2.01 (g)(ii)         Other Contracts
     Schedule 3.02                 Allocation of Purchase Consideration
     Schedule 6.08                 Outstanding Registration Rights


     Exhibit A                     Form of General Assignment and Bill of Sale
     Exhibit B                     Form of Deed
     Exhibit C                     Form of General Assignment of Contracts
     Exhibit D                     Form of Buyer's Certificate
     Exhibit E                     Form of Seller's Certificate

                           ASSET PURCHASE AGREEMENT
                           ------------------------


     This ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of August 12,
                                          ---------
1999, by and between Unit Corporation., a Delaware corporation ("Buyer"), Parker
                                                                 -----
Drilling Company, a Delaware corporation ("Parker") and Parker Drilling Company
                                           ------
North America, Inc., a Nevada corporation ("Seller"), a wholly owned subsidiary
                                            ------
of Parker.



                                  WITNESSETH:
                                  -----------

     WHEREAS, Buyer desires to purchase the Purchased Assets (as hereinafter defined) from Seller; and

     WHEREAS, Seller desires to sell the Purchased Assets to Buyer in exchange for the payment by Buyer of the Purchase Consideration (as hereinafter defined);

     NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

     SECTION 1.01 Definitions. As used in this Agreement, the following terms have the following respective meanings:

     "Affiliate" means, as to the Person specified, any Person controlling,
      ---------
controlled by or under common control with such Person, with the concept of control in such context meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise.

     "Acquisition Proposal" has the meaning specified in Section 9.16
      --------------------

     "Agreement" has the meaning specified in the preamble.
      ---------

     "Applicable Environmental Laws" has the meaning specified in Section
      -----------------------------
5.12(j).

     "Applicable Laws" has the meaning specified in Section 5.09.
      ---------------

     "Assumed Liabilities" has the meaning specified in Section 2.03.
      -------------------

     "Best Efforts" means a party's best efforts in accordance with reasonable
      ------------
commercial practice and without the incurrence of unreasonable expense.

     "Business Day" means a day on which national banks are generally open for
      ------------
the transaction of business in Tulsa, Oklahoma.

     "Buyer" has the meaning specified in the preamble.
      -----

     "Buyer Basket" has the meaning specified in Section 11.02.
      ------------

     "Buyer Designee" has the meaning specified in Section 13.06(b).
      --------------

     "Cash Consideration" shall have the meaning specified in Section 3.01(a).
      ------------------

     "Claims" has the meaning specified in Section 11.02.
      ------

     "Closing" means the consummation of the transactions contemplated by this
      -------
Agreement.

     "Closing Date" has the meaning specified in Section 4.01.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended, or any
      ----
successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "Commission" means the Securities and Exchange Commission.
      ----------

     "Consent Required Contract" has the meaning specified in Section 2.05.
      -------------------------

     "Deeds" has the meaning specified in Section 4.02(b).
      -----

     "Drilling Contracts" has the meaning specified in Section 2.01(f)(i).
      ------------------

     "Encumbrances" means liens, charges, pledges, options, mortgages, security
      ------------
interests, claims, easements, rights-of-way, servitudes, title defects, rights of third parties and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

     "Environmental Laws" has the meaning specified in Section 5.12(j).
      -------------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Exchange Act" has the meaning specified in Section 5.08.
      ------------

     "Excluded Assets" has the meaning specified in Section 2.02.
      ---------------

     "GAAP" means U.S. generally accepted accounting principles applied on a
      ----
consistent basis.

     "General Assignment of Contracts" has the meaning specified in Section
      -------------------------------
4.02(c).

     "General Assignment and Bill of Sale " has the meaning specified in Section
      ------------------------------------
4.02(a).

     "Governmental Entity" means any (i) nation, state, county, city, town,
      -------------------
village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, or other government; (iii) governmental or quasi-governmental authority of any nature (including an governmental agency, branch, department, official, or entity and any court or other tribunal); or (iv) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "hazardous material" has the meaning specified in Section 5.12(j).
      ------------------

     "HSR Act" has the meaning specified in Section 5.08.
      -------

     "Indemnified Party" has the meaning specified in Section 11.04.
      -----------------

     "Indemnifying Party" has the meaning specified in Section 11.04.
      ------------------

     "IRS" means the United States Internal Revenue Service or any successor
      ---
agency, and, to the extent relevant, the United States Department of the Treasury.

     "Inventory" has the meaning specified in Section 2.01(c).
      ---------

     "Nonassigned Contract" has the meaning specified in Section 2.05.
      --------------------

     "Other Contracts" has the meaning specified in Section 2.01(f)(ii).
      ---------------

     "Other Equipment" has the meaning specified in Section 2.01(b).
      ---------------

     "Parker" has the meaning specified in the preamble.
      ------

     "Permitted Encumbrances" means (i) Encumbrances for Taxes, assessments and
      ----------------------
governmental charges not yet due and payable; (ii) statutory liens arising in the ordinary course of business relating to obligations as to which there is no default on the part of Seller, excluding any mortgage; and (iii) the express terms of the Drilling Contracts and Other Contracts; provided, however, that at the Closing "Permitted Encumbrances" shall not include any Encumbrances for taxes, assessments or governmental charges filed of record against the Purchased Assets, or statutory liens filed of record against the Purchased Assets.

     "Permits" has the meaning specified in Section 2.01(e)(iii).
      -------

     "Permitted Real Property Encumbrances" means, with respect to Real Estate
      ------------------------------------
Assets, (i) Encumbrances for Taxes, assessments and governmental charges not yet due and payable; (ii) statutory liens arising in the ordinary course of business relating to obligations as to which there is no default on the part of Seller, excluding any mortgage or indenture; (iii) zoning laws and ordinances and similar governmental regulations; (iv) minor imperfections of title or easements that do not materially detract from the value of the property or impair the Seller's use thereof; (v) rights reserved to any municipality or governmental, statutory or public authority to regulate such property and (vi) the outstanding option to purchase the Manning Yard in Mills, Wyoming; provided, however, that at the Closing "Permitted Real Property Encumbrances" shall not include any Encumbrance for Taxes, assessments or governmental charges filed of record against the Real Estate Assets, or liens filed of record against the Real Estate Assets.

     "Person" means any individual, corporation, (including any non-profit
      ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust or association, organization, labor union, or entity or Governmental Entity.

     "Proceedings" means any action, arbitration, audit, hearing, investigation,
      -----------
litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before or otherwise involving any Governmental Entity or arbitrator.

     "Purchased Assets" has the meaning specified in Section 2.01.
      ----------------

     "Purchase Consideration" shall mean the Cash Consideration plus the Stock
      ----------------------
Consideration.

     "Real Estate Assets" has the meaning specified in Section 2.01(d).
      ------------------

     "Real Property" has the meaning specified in Section 2.01(d).
      -------------

     "Retained Liabilities" has the meaning specified in Section 2.04.
      --------------------

     "Rigs" or "Rig" has the meaning specified in Section 2.01(a).
      --------------

     "SEC Documents" has the meaning specified in Section 6.03.
      -------------

     "Securities Act" has the meaning specified in Section 5.08.
      --------------

     "Seller" has the meaning specified in the preamble.
      ------

     "Seller Basket" has the meaning specified in Section 11.03.
      -------------

     "Seller MAE" means a single event, occurrence or fact that, together with
      ----------
all other events, occurrences and facts (i) would have, or might reasonably be expected to have, (x) a material adverse effect on the Purchased Assets (individually or in the aggregate as to the Rigs), or
(y) a material adverse effect on the ability of the Buyer to own and operate the Rigs, individually or in the aggregate, after the Closing Date, (ii) would create an Encumbrance on any of the Purchased Assets except for a Permitted Encumbrance or Permitted Real Property Encumbrance, (iii) results in a material loss or damage to the Rigs, individually or in the aggregate (whether or not covered by insurance), or (iv) would constitute a criminal violation of law by Seller involving a felony.

     "Stock Consideration" has the meaning specified in Section 3.01(b).
      -------------------

     "Survival Period" has the meaning specified in Section 11.05.
      ---------------

     "Taxes" means all federal, state, local, foreign and other taxes, charges,
      -----
fees, duties, levies, imposts, customs or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit sharing, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, recording, occupation, premium, property, windfall profits, or other taxes, fees, assessments, customs, duties, levies, imposts, or charges of any kind whatsoever, together with any interest, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.
      ---

     "Transferred Employees" has the meaning specified in Section 9.11.
      ----------------------

     "Unit Common Stock" has the meaning specified in Section 6.08.
      -----------------

                                  ARTICLE II
                          PURCHASE AND SALE OF ASSETS


     SECTION 2.01 Assets to be Purchased. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer, deliver and convey to Buyer, and Buyer shall purchase, free and clear of any Encumbrances other than Permitted Encumbrances, all of the following assets (collectively, the "Purchased Assets"):
                                     ----------------

     (a) the thirteen (13) land drilling rigs and all such drilling rigs' respective drilling machinery and equipment (including, without limitation, floor tools and blow-out preventers), engines, machinery, rigging, apparel, furniture, computers and computer equipment on such rigs, fittings and equipment, pumps and pumping equipment, spare components and parts, drill pipe, case barrels, drill collars, heavy-weight drill pipe, racking, supporting inventory and stores and all appurtenances thereto appertaining or belonging thereto, as specifically identified on Schedule 2.01(a) (collectively, the "Rigs" and each a "Rig") (any discrepancy in the tubular equipment listed on
 ----              ---
Schedule 2.01(a) and that actually delivered to Buyer shall be accounted for as provided in Schedule 2.01(a));

     (b) the other equipment and assets specifically identified on Schedule 2.01(b), (the "Other Equipment");
               ---------------

     (c) the stocks and inventory owned by Seller or any of its Affiliates specifically identified on Schedule 2.01(c) (collectively "Inventory"), as such
                                                           ---------
Inventory may be reduced through consumption thereof, or increased through replacement thereof or addition thereto, in the ordinary course of the maintenance and operation of the Rigs through the Closing Date;

     (d) the real property fee ownership described on Schedule 2.01(d) (the "Real Property"), together with all buildings, fixtures and other improvements
--------------
upon the Real Property and all rights, easements, rights-of-way and other interests incidental thereto that are used or held for use by Seller in connection with the ownership, maintenance or operation of the Purchased Assets (the "Real Estate Assets");
      ------------------

     (e) the following tangible and intangible assets used or held for use in connection with the ownership, maintenance and operation of the Purchased Assets, to the extent assignable by law and Seller or its Affiliates have the right to assign and transfer such assets:

          (i)    all records to be delivered to Buyer pursuant to Section 2.06;

          (ii) to the extent not subject to the specific provisions of Section 9.14, all insurance proceeds or rights to insurance proceeds relating to any damage, destruction or other loss to the Purchased Assets; and

          (iii) the certificates, licenses, permits, consents, operating authorities, orders, exemptions, franchises, approvals, registrations and other authorizations and applications therefore specifically associated with the ownership, maintenance and operation of the Purchased Assets ("Permits");
     ---------

     (f) the benefit and burden subsequent to the Closing Date of:

          (i) all drilling contracts and any amendments thereto for the employment of the Rigs existing on the Closing Date (the "Drilling
                                                               --------
     Contracts"), including without limitation the Drilling Contracts identified
     ---------
     on Schedule 2.01(f)(i) hereto existing on the Closing Date; and

          (ii) all other contracts to which Seller or any of its Affiliates is a party relating to the ownership, maintenance and operation of the Rigs or the Real Estate Assets existing on the Closing Date to the extent described on Schedule 2.01(f)(ii) (the "Other Contracts"); and
                                   ---------------

     (g) all warranties and guarantees, if any, express or implied, existing for the benefit of the Seller in connection with the Purchased Assets to the extent assignable; and

     SECTION 2.02 Excluded Assets. The Purchased Assets to be transferred by Seller hereunder shall include only those described or referred to in Section
2.01. Notwithstanding anything herein to the contrary, Seller shall not, and is not hereby agreeing to sell, assign, convey, transfer, or deliver to Buyer any of Seller's right, title and interest in, to or under any of the assets listed below ( the "Excluded Assets"):
             ---------------

     (a) cash or cash equivalents, whether on hand at the premises, in banks or in transit between accounts of Seller and whether or not relating to the operation on the Assets;

     (b) the bank accounts, deposit accounts or similar accounts of Seller;

     (c) any and all policies of insurance or surety bonds of the Seller;

     (d) all accounts receivable of Seller (except any relating to reimbursement from operators under the Drilling Contracts for loss or damage to any of the Purchased Assets which receivables shall be the property of Buyer);

     (e) any and all accruals as of the Closing Date for income taxes and deferred income taxes;

     (f) any choses in action, claims, or causes of action or rights of Seller to recover or offset of any kind or character arising prior to the Closing Date, except as such may arise in connection with the Drilling Contracts or Other Contracts; and

     (g) all rights to payments, prepayments, prepaid expenses, deposits and the like to the extent the same arise under any Drilling Contracts or Other Contracts and are attributable to work performed by Seller prior to the Closing Date

     SECTION 2.03 Assumed Liabilities. As of the Closing Date, as additional consideration to Seller in exchange for the performance by Seller of its obligations hereunder, Buyer assumes and agrees to pay, discharge and perform as and when due, each of the following, excluding any Retained Liabilities (collectively, the "Assumed Liabilities"):
                                         -------------------

     (a) all obligations and liabilities under the Drilling Contracts and Other Contracts, to the extent that such obligations or liabilities are solely attributable to all periods subsequent to the Closing Date; and

     (b) all obligations and liabilities relating to the Transferred Employees as specified in Section 9.11.

     SECTION 2.04 Limitation of Liabilities. Buyer shall not assume or in any way be liable or responsible for any liabilities or obligations of Seller or its Affiliates except as specifically provided herein, it being expressly acknowledged that it is the intention of the parties hereto that all liabilities that Seller or its Affiliates has or may have in the future, whether fixed or contingent, and whether known or unknown, not expressly described in the definition of Assumed Liabilities shall be "Retained Liabilities" and remain
                                            ---------------------
the liabilities of Seller and its Affiliates. Without limiting the generality of the foregoing, except to the extent specifically provided in Section 2.03, Buyer shall not assume, or take title to the Purchased Assets subject to:

     (a) any obligation or liability, including indemnification, arising out of or relating to the ownership, operation, performance of or the maintenance of the Purchased Assets prior to the Closing Date;

     (b) Taxes arising out of or relating to the ownership, operation or maintenance of the Purchased Assets for any period ending on or prior to the Closing Date, any income (or similar) Taxes of any Seller or its Affiliates on the sale of the Purchased Assets and any Taxes or payments payable by Seller in connection with the sale of the Purchased Assets to Buyer to the extent expressly set forth herein;

     (c) any liability or obligation of Seller or any of its Affiliates under any note, bond, indenture or other instrument whether or not secured by the Purchased Assets;

     (d) any liability or obligation of Seller or any of its Affiliates in respect of any express or implied representation, warranty, indemnity, agreement or guaranty made (or claimed to have been made) by Seller or any of its Affiliates or imposed or asserted to be imposed by operation of law (except obligations or liabilities imposed on Buyer by operation of law after the Closing Date);

     (e) any Encumbrance accrued (except for Permitted Encumbrances) or existing at the time of the Closing Date against the Purchased Assets;

     (f) any violation by Seller or any of its Affiliates of or default by Seller or any such Affiliate under any Applicable Laws, including, without limitation, Applicable Environmental Laws, which affects the ownership or operation of the Purchased Assets, or any remedial obligation under any Applicable Environmental Law arising out of or related to the ownership, operation, performance of or the maintenance of the Purchased Assets prior to the Closing Date; or

     (g) any liability arising out of, relating to or resulting from the employment relationship between Seller or its Affiliates and any of their present or former employees or the termination of any such employment relationship with Seller or any of its Affiliates prior to the Closing Date, including, without limitation, severance pay and other similar benefits, if any, and any claim filed by or on behalf of any employee or former employee of Seller or its Affiliates relating to the employment or termination of employment of any such employee by Seller or its Affiliates including, but not limited to, any claim for wrongful discharge, breach of contract, unfair labor practice, violation of the Worker Adjustment and Retraining Notification Act, continued health benefits, employment discrimination, unemployment compensation or workers' compensation; or

     (h) any liability as a result of this Agreement arising out of, relating to or resulting from any bulk transfer or similar laws of any jurisdiction.

     SECTION 2.05 Limitation on Assignments. Notwithstanding any other provision hereof, this Agreement shall not constitute nor require an assignment to Buyer of any Drilling Contract, Other Contract, lease, Permit, license or other right if an attempted assignment of the same without the consent of any party would constitute a breach thereof or a violation of any law or any judgment, decree, order, writ, injunction, rule or regulation of any Governmental Entity unless and until such consent shall have been obtained. In the case of any such Drilling Contract, Other Contract, Permit, license or other right that cannot be effectively transferred to Buyer without such consent (a "Consent Required
                                                          ----------------
Contract"), Seller agrees that between the date hereof and the Closing Date it
--------
will use its Best Efforts to obtain or cause to be obtained the necessary consents to the transfer of any Consent Required Contract. Buyer agrees to cooperate and to cause any Buyer Designee to cooperate with Seller in obtaining such consents and to enter into such arrangement of assumption as may be reasonably requested by the other contracting party under a Consent Required Contract. In the event that Seller shall have failed prior to the Closing Date to obtain consents to the transfer of any Consent Required Contract and Buyer shall have waived the conditions set forth in Section 8.05, the terms of this
Section 2.05 shall govern the transfer of the benefits of each such contract. Seller and Buyer shall use their Best Efforts after the Closing Date to obtain any required consent to the assignment to, and assumption by, Buyer of each Consent Required Contract that is not transferred to Buyer at the Closing (a "Nonassigned Contract"). With respect to the Nonassigned Contracts and any of
 --------------------
the Purchased Assets that are not assignable by the terms thereof or consents to the assignment thereof cannot be obtained as provided herein, such Purchased Assets shall be held by the Seller in trust for the Buyer and shall be performed by the Buyer in the name of the Seller and all benefits derived and obligations incurred hereunder shall be for the account of the Buyer; provided, however, that where entitlement of the Buyer to such Purchased Assets hereunder is not recognized by any third party, the Seller shall, at the request of the Buyer, enforce in a reasonable manner, at the cost of and for the account of the Buyer, any and all rights of the Seller against such third party. Buyer shall defend, indemnify and hold Seller harmless in respect of Buyer's performance or failure to perform any obligation, duty or liability in connection with such Purchased Assets.

     SECTION 2.06 Delivery. (a) Buyer shall be entitled to the records relating to the Rigs and their operation, whether physically located on the Rigs or at another location on the Closing Date.

     (b) On the Closing Date, Seller shall deliver or cause to be delivered to Buyer at the offices where such records are located or such other location as mutually agreed the following to the extent related to the Purchased Assets (i) a copy of the operational and accident records, (ii) engineering drawings, designs, schematics, blueprints, instruction manuals, flow sheets, models, maintenance schedules and similar technical records (including, but not limited to, all O.I.M.E.(now Parker Technology) and Parco Mast and Substructures, Inc. records), (iii) all regulatory certification and documentation, all pertinent correspondence relating thereto, all technical manuals relating to equipment on the Rigs and all equipment history files and preventive maintenance data, (iv) all Drilling Contracts, Other Contracts, and all material correspondence and other records relating thereto, and (v) property records, including environmental reports and assessments relating to the Real Estate Assets in the possession or control of Seller or its Affiliates.

     (c) Seller shall be entitled to retain all originals of its corporate, financial, accounting, legal, tax and audit records. For a period of five years following the Closing Date, Buyer shall give Seller reasonable access to (and the right to make copies at the sole expense of Seller) the records delivered by Seller pursuant to the terms of this Agreement, but any access pursuant to this
Section 2.06(c) shall be conducted in such manner as not to interfere unreasonably with the operations of Buyer following the Closing Date. Notwithstanding the foregoing sentence and anything in this Agreement to the contrary, Buyer shall have no liability to the Seller for any breach of Buyer's obligations under this Section 2.06(c). Following such five-year period, Buyer may destroy such records unless Seller has provided Buyer with written notice, no later than sixty days prior to the end of such five year period, that Seller wishes to obtain, at its cost and expense, copies of such records.

     (d) The Rigs shall be delivered on the Closing Date at their present locations as is, where is at the time of delivery.

     SECTION 2.07 Other Funds Received. (a) To implement the provisions of Sections 2.01.(f), 2.02(d) and 2.02(g) hereto, Seller shall prepare and submit to the operators for payment invoices for all accounts receivable under the Drilling Contracts for periods up to the Closing Date and the Buyer shall prepare invoices for periods from and after the Closing Date. In the event either party receives or otherwise acquires funds (including, but not limited to, rebates, warranty proceeds, incentives, accounts receivable, prepaid expenses, deposits and asset dispositions, in any form whatsoever), which are properly due and payable to the other party hereunder, the recipient of such funds shall within three Business Days following receipt thereof forward such funds to the other party at the address provided in Section 13.01.

     (b) Notwithstanding anything herein to the contrary, Buyer and Seller agree that any funds received or to be received or amounts earned, pursuant to any Drilling Contract, which represent payment of a bonus or other form of incentive payment for satisfaction of any performance based standards (or similar type compensation) shall be for the account of Buyer. Likewise, any similar performance based penalty assessed under any Drilling Contract shall be for the account of Buyer.


                                  ARTICLE III
                                PURCHASE PRICE


     SECTION 3.01 Consideration for the Purchased Assets. At the Closing, Buyer shall pay to Seller the Purchase Consideration by delivering to Seller:

     (a) the amount of $40,000,000.00 in immediately available funds by confirmed wire transfer to a bank account to be designated by Seller (such designation to occur no later than the second business day prior to the Closing
Date) (such funds, the "Cash Consideration"); and
                        ------------------

     (b) one or more stock certificates representing 1,000,000 shares of Unit Common Stock issued in the name of Seller and all accompanying rights pursuant to the Rights Agreement referenced in Section 6.08 (the " Stock Consideration"),
                                                          -------------------
subject to adjustment for stock splits, stock dividends, recapitalization and similar arrangements that occur prior to Closing.

     SECTION 3.02 Allocation of Purchase Consideration. The Purchase Consideration shall be allocated among the Purchased Assets in a manner set forth in Schedule 3.02. After the Closing, Seller and Buyer shall cooperate with each other in the preparation, execution and filing of (i) all information returns and supplements thereto required to be filed with the IRS by the parties under Section 1060 of the Code and the Treasury Regulations promulgated there under relating to the allocation of the Purchase Consideration and (ii) all similar filings required to be filed with respect to the transactions contemplated by this Agreement with the IRS and other appropriate taxing authorities. Each party hereto agrees not to assert, in connection with any tax return, tax audit or similar proceeding, any allocation that differs from that set forth in Schedule 3.02.


                                  ARTICLE IV
                                  THE CLOSING


     SECTION 4.01 Time and Place of Closing. The Closing shall take place at the offices of Buyer, 7130 South Lewis, Tulsa, Oklahoma at 10:00 a.m., local time, on the third Business Day after the satisfaction of the conditions to the obligations of the parties set forth in Articles VII and VIII, or at such other place, date or time as the parties may agree in writing. The date on which the Closing takes place is herein referred to as the "Closing Date."
                                                  ------------

     SECTION 4.02 Deliveries by Seller. At the Closing, Seller shall deliver the following to Buyer:

     (a) a duly executed General Conveyance, Assignment and Bill of Sale (the "General Assignment and Bill of Sale") substantially in the form of Exhibit "A"
------------------------------------
hereto, together with such other bills of sale, assignments and other instruments of transfer, assignment and conveyance as Buyer shall reasonably request to vest in Buyer (or a Buyer Designee) good and indefeasible title to the Purchased Assets other than the Real Property;

     (b) general warranty deeds, substantially in the Form of Exhibit "B" hereto, with such modifications as are necessary to comply with applicable local law in the jurisdictions in which the Real Property is located (the "Deeds"),
                                                                     -----
sufficient to transfer to Buyer (or a Buyer Designee) good and marketable title to the Real Property, free and clear of all Encumbrances except for Permitted Real Property Encumbrances;

     (c)  a duly executed General Assignment of Contracts (the "General
                                                                -------
Assignment of Contracts"), substantially in the form of Exhibit "C" hereto, and
-----------------------
such other instruments of transfer and assumption as may be needed in order to cause an effective assignment to and assumption by Buyer (or a Buyer Designee) of the Drilling Contracts and Other Contracts as contemplated herein;

     (d)  any consents obtained as contemplated  by Section 2.05;

     (e) the certificate and opinion of counsel contemplated by Sections 8.03 and 8.04, respectively;

     (f)  the documents to be delivered pursuant to Section 2.06.

     SECTION 4.03 Deliveries by Buyer. At the Closing, Buyer shall deliver the following to Seller:

     (a)  the Cash Consideration;

     (b)  the Stock Consideration; and

     (c) the certificate and opinion of counsel contemplated by Sections 7.03 and 7.04, respectively.


                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer as follows:

     SECTION 5.01 Corporate Existence and Power. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to own the Purchased Assets and carry on its business as now conducted. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the Purchased Assets or the nature of its activities makes such qualification necessary unless the failure so to qualify or be licensed would not reasonably be expected to have a Seller MAE.

     SECTION 5.02 Corporate Authorization; Etc. Seller has all necessary power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered hereunder by Seller, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by Seller and all agreements, instruments and documents to be executed and delivered by Seller hereunder, the performance by Seller of all the terms and conditions hereof to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Seller, and no other proceedings of Seller are necessary with respect thereto. All corporate actions required on behalf of the Seller in connection with this Agreement and the transactions contemplated hereby have been duly taken. All persons who have executed and delivered this Agreement, and all persons who will execute and deliver the other agreements, documents and instruments to be executed and delivered by Seller hereunder, have been duly authorized to do so by all necessary actions on the part of Seller. This Agreement constitutes, and each other agreement or instrument to be executed by Seller hereunder, when executed and delivered by Seller, will constitute, the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except to the extent the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 5.03 Non-Contravention. The execution, delivery or performance of this Agreement by Seller, the fulfillment of and compliance by it with the terms and conditions hereof and the consummation by it of the transactions contemplated hereby do not and will not:

     (a) contravene or conflict with any of the terms of the certificate of incorporation or bylaws of the Seller;

     (b) to the knowledge of Seller, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Seller or any of its Affiliates;

     (c) result in the creation or imposition of any Encumbrances on any of the Purchased Assets; or

     (d) (i) result in a breach of or constitute a default under (whether with notice or the lapse of time or both) any (x) note, bond, mortgage, loan agreement, indenture or other instrument evidencing borrowed money to which Seller is a party or by which Seller or any of its Affiliates is bound or to which any of the Purchased Assets is subject or (y) provision of any agreement, contract or other instrument assumed by Buyer or any license, franchise, permit or other similar authorization held by the Seller or any of its Affiliates relating to the Purchased Assets; or (ii) result in the creation of any Encumbrance on any of the Purchased Assets, or (iii) gives any Person the right to terminate any Drilling Contract, Permit or Other Contract assumed by Buyer.

     SECTION 5.04 Ownership of Rigs and Other Equipment. Seller owns and, upon Seller's execution and delivery of the General Assignment and Bill of Sale, Buyer will own good and indefeasible title to the Rigs and Other Equipment, free and clear of all Encumbrances except for Permitted Encumbrances and Encumbrances, if any, created or permitted to be imposed by Buyer.

     SECTION 5.05  [Reserved]

     SECTION 5.06 Contracts. Seller has made available to Buyer for review complete and correct copies of all Drilling Contracts and Other Contracts. Except as expressly identified on Schedule 2.01(f)(i) or (ii), each of the Drilling Contracts and Other Contracts may be transferred to Buyer without the consent of any Person. All the Drilling Contracts and Other Contracts are valid, binding and in full force and effect against Seller, and, to Seller's knowledge, are valid, binding and in full force and effect against the other parties thereto. As of the Closing Date, none of the Rigs will be subject to any agreement, contract or commitment of Seller or any of its Affiliates other than the Drilling Contracts and Other Contracts. Neither Seller nor any of its Affiliates is in default in any material respect, and no notice of default or alleged default has been received by Seller or any of its Affiliates, under any of the Drilling Contracts and Other Contracts, no other party thereto is, to the knowledge of Seller or its Affiliates, in default there under in any material respect, and, to the knowledge of Seller or its Affiliates, there exists no condition or event which, with or without notice or lapse of time or both, would constitute a default under any of the Drilling Contracts and Other Contracts by Seller, any of its Affiliates or, to the knowledge of Seller, any other party thereto.

     SECTION 5.07 Litigation. (a) There is no Proceeding pending, instituted or, to the knowledge of Seller, overtly threatened against any of the Purchased Assets or against the Seller or any of its Affiliates and relating to the ownership, operation or maintenance of any of the Purchased Assets before any Governmental Entity applicable to or binding upon Seller or any of the Purchased Assets that (i) seeks injunctive relief, or (ii) if adversely determined would delay or prevent the consummation of the transactions contemplated by this Agreement or have an adverse affect on Buyer or (iii) would reasonably be expected to have a Seller MAE.

     (b) None of Seller or any of its Affiliates nor any of its respective properties or assets is subject to any judicial or administrative judgment, order, decree or restraint currently affecting, in a material and adverse manner, the ownership, maintenance and operation of the Purchased Assets. Seller has not received any notifications or charges in writing from any Governmental Entity involving alleged violations of or alleged obligations to remediate under occupational safety and health or water quality or other environmental matters (including Applicable Environmental
Laws) that materially and adversely affect the conduct by Seller of the ownership, maintenance and operation of the Purchased Assets or that have not been finally dismissed or otherwise disposed of.

     SECTION 5.08 Governmental Approval. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) compliance with any applicable
                               -------
requirements of the Securities Exchange Act of 1934, as amended ("Exchange
                                                                  --------
Act"), and (iii) compliance with any applicable requirements of the Securities
---
Act of 1933, as amended ("Securities Act").
                          --------------

     SECTION 5.09 Compliance With Laws. Seller is not in violation of or in default under any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, ordinance, principle of common law, statute, treaty, law, rule, regulation, code, governmental determination, governmental certification requirement or other public limitation that is not an Applicable Environmental Law (collectively, "Applicable Laws")
                                                            ---------------
relating to the ownership, maintenance or operation of the Purchased Assets, which violation or default materially adversely affects Seller's ownership, maintenance or operation (as presently conducted) of the Purchased Assets, and no claim is pending or, to Seller's knowledge, overtly threatened with respect to any such matters which if determined adversely to Seller would have such effect.

     SECTION 5.10 Employee Matters. (a) There are no collective bargaining or other labor union agreements to which the Seller is a party or by which it is bound. To the knowledge of the Seller, the Seller has not encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or walkouts.

     (b) The Seller does not contribute to or have an obligation to contribute to, and has not at any time within seven years prior to the Closing Date contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of Section 3(37) of ERISA.

     (c)  With respect to any employee benefit plan, within the meaning of
Section 3(3) of ERISA, which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within seven years prior to the Closing Date, by the Seller or any corporation, trade, business or entity under common control with the Seller, within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001 of ERISA ("Commonly Controlled Entity"), (i) no
                                       --------------------------
withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (ii) no liability to the Pension Benefit Guaranty Corporation has been incurred by the Seller or any Commonly Controlled Entity, which liability has not been satisfied, (iii) no accumulated funding deficiency, whether waived or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred and (iv) all contributions, including installments, to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made which, in each case, would affect the Purchased Assets or create any liabilities for Buyer.

     (d) Buyer will not be obligated or liable with respect to any employee benefit plan or agreement relating to the employees of Seller by virtue of its possible employment of any employee or former employee of the Seller except as otherwise specifically provided in this Agreement.

     SECTION 5.11 Real Property. Seller owns, and upon execution and delivery by Seller of the Deeds, Buyer will own, good and marketable title to the Real Property described on Schedule 2.01(d), free and clear of all Encumbrances except Permitted Real Property Encumbrances.

     SECTION 5.12 Environmental Matters. (a) Seller has received no written notice of any investigation or inquiry by any Governmental Entity under any Applicable Environmental Laws (as defined below) relating to the ownership or operation of the Purchased Assets. To the knowledge of Seller, Seller has not disposed of any hazardous material (as defined below) on any of the Purchased Assets and no condition exists on any of the Purchased Assets, which would subject Seller, or the Purchased Assets to any material remedial obligations under any Applicable Environmental Laws.

     (b) Seller and its Affiliates have complied, in all material respects, with all Applicable Environmental Laws relating to the Real Estate Assets, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence Seller and its Affiliates have obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and time tables which are contained in all Applicable Environmental Laws relating to the Purchased Assets, except to the extent that non-compliance would not have a Seller MAE.

     (c) Neither Seller or any of its Affiliates nor, to the knowledge of Seller, any prior owner or operator of the Purchased Assets, has caused or allowed the generation, use, treatment, storage, release or disposal of hazardous materials at any site or facility owned, leased or operated by any Seller or its Affiliates or used in connection with the Purchased Assets except in accordance with all Applicable Environmental Laws.

     (d)  [Reserved]

     (e) Seller has secured all environmental Permits necessary to the operation of the Purchased Assets and Seller is in compliance with such permits, except to the extent any such noncompliance does not and will not impose liability on Buyer or its Affiliates.

     (f) Seller has not received any notice, nor is it aware, of any proposal to amend, revoke or replace any environmental Permit, or requiring the issuance of any additional environmental Permit, necessary to operate any of the Rigs.

     (g) Seller has not received inquiry or notice nor does Seller have any reason to believe that it will receive inquiry or notice of any actual or potential Proceedings, claims, or losses related to or arising under any Applicable Environmental Law and related to the Purchased Assets.

     (h) Seller is not currently operating or required to be operating any of the Purchased Assets under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, or corrective action decree, order or agreement issued or entered into under any Applicable Environmental Law.

     (i) Each of Seller and the Purchased Assets is in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations established under Applicable Environmental Laws except to the extent any such noncompliance would not have a Seller MAE.

     (j)  For purposes of this Agreement, "Applicable Environmental Laws" means
                                           -----------------------------
any and all Environmental Laws and Applicable Laws pertaining to (x) the control of any potential pollutant or protection of the air, water or land, (y) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation or (z) exposure to hazardous, toxic or other substances alleged to be harmful. "Environmental Laws" shall include all such laws in effect in
                 ------------------
any and all jurisdictions in which the Purchased Assets are located or in which any Seller or its Affiliates has conducted operations using any of the Purchased Assets, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Rivers and Harbors Act of 1899, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Transportation Act, as amended and any other state or federal environmental conservation or protection laws. For purposes of this Agreement, the term "hazardous material" means (i) any substance which is listed or defined
          ------------------
as a hazardous substance, hazardous constituent, or solid waste pursuant to any Applicable Environmental Laws and (ii) petroleum (including crude oil and any fraction thereof), natural gas and natural gas liquids.

     SECTION 5.13 No Brokers. Seller has not employed or authorized anyone to represent it as a broker or finder in connection with the transactions contemplated by this Agreement, and no broker or other Person is entitled to any commission or finder's fee from Seller in connection with such transactions. Seller agrees to indemnify and hold harmless Buyer from and against any and all losses, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, Buyer may sustain or incur as a result of any claim for a commission or fee by a broker or finder acting on behalf of Seller.

     SECTION 5.14 Decrees, Etc. No order, writ, injunction, decree, judgment, award or determination of any Governmental Entity has been issued or entered against Seller or any of its Affiliates which continues to be in effect and affects the ownership or operation of the Purchased Assets.

     SECTION 5.15 Performance Bonds; Letters of Credit. There are no performance or similar bonds or letters of credit currently posted by Seller or any of its Affiliates for the purpose of owning, operating or maintaining the Purchased Assets.

     SECTION 5.16 Certain Property on Rigs. Since the date of completion of Buyer's inspection of each Rig, subject to normal wear and tear and consumption in the ordinary course of business, Seller has not removed or permitted to be removed any tangible property from such Rig, except for any such tangible property relocated from one Rig to another Rig or transferred to Inventory.

     SECTION 5.17 Accredited Investor; Investment Purpose. The Seller hereby acknowledges receipt of copies of the SEC Documents and represents, acknowledges and understands that:

     (a) the Stock Consideration has not been, and will not have been at the time of its issuance pursuant to this Agreement, registered under the Securities Act or registered or qualified under any state securities laws because it will be so issued in reliance upon exemptions from registration or qualification that depend, in part, on the Seller's acknowledgements, representations and warranties made herein;

     (b) the certificates evidencing the Stock Consideration will bear a legend in substantially the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE OKLAHOMA SECURITIES ACT. NEITHER THE RECORD NOR THE BENEFICIAL OWNERSHIP OF SAID SECURITIES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SAID SECURITIES UNDER BOTH OF SAID ACTS AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR RULES UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACTS ARE AVAILABLE WITH RESPECT TO SUCH SALE OR TRANSFER AND SAID SALE OR TRANSFER IS MADE PURSUANT TO AND IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF SAID EXEMPTIONS;


     (c) the Stock Consideration is being acquired for its own account and without a view to the distribution thereof or any interest therein;

     (d) Seller is an accredited investor within the meaning of Rule 501(a) or Regulation D promulgated under the Securities Act;

     (e) Seller has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Stock Consideration; and

     (f) the Stock Consideration shall not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of by Seller in violation of any applicable securities laws or regulations.

     SECTION 5.18 Competitive Restrictions. The Seller is not a party to any agreement that expressly limits the ability of the Buyer or any Affiliate of Buyer after the Closing, to use the Purchased Assets in competition with any third party.

     SECTION 5.19 Year 2000 Compliance. Seller has conducted an audit of its assets, including the Purchased Assets, to determine if any components contain imbedded chips containing data related logic. This audit has determined that most components do not have date related logic. The components which have sensitive chips have been tested and the Seller is reasonably certain that they are Year 2000 Compliant. "Year 2000 Compliant" means that, prior to January 1,
                          -------------------
2000, the software, hardware, systems and devices with date-related functionality comprising the Purchased Assets will correctly Process (as defined below) all dates, including those before, on or after January 1, 2000, without any loss of functionality, interoperability or performance when used on a stand-alone basis and not in combination with any other software, hardware, system or device used by Seller as of the date hereof. For purposes of the foregoing, "Process" means all functions, including accepting as input, calculating,
 -------
storing, displaying and generating as output.


                                  ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF BUYER


     Buyer hereby represents and warrants to Seller as follows:

     SECTION 6.01 Organization and Existence. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, with all necessary corporate power and authority to own and lease the assets it currently owns and leases and to carry on its business as such business is currently conducted. Buyer is duly qualified or licensed to transact business as a foreign corporation and is in good standing in all jurisdictions in which the character of the assets currently owned or leased by it or the nature of the business currently conducted by it requires it so to be qualified or licensed unless the failure so to qualify or be licensed would not reasonably be expected to have a material adverse effect on the business or financial condition of Buyer and its subsidiaries taken as a whole. Buyer has heretofore furnished to Seller a complete and correct copy of its certificate of incorporation and bylaws, as amended or restated. Buyer is not in violation of any of the provisions of its charter or any material provisions of its bylaws.

     SECTION 6.02 Corporate Authorization and Power. (a) Buyer has all necessary corporate power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered hereunder by Buyer, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. No corporate proceedings of Buyer are necessary on the part of Buyer with respect to the execution, delivery and performance of this Agreement by Buyer. All persons who have executed and delivered this Agreement, and all persons who will execute and deliver the other agreements, documents and instruments to be executed and delivered by Buyer hereunder, will have been duly authorized to do so by all necessary actions on the part of Buyer. This Agreement constitutes, and each other agreement or instrument to be executed by Buyer hereunder, when executed and delivered by Buyer, will constitute, legal, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, except to the extent the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (b) Buyer has taken all necessary corporate action to permit it to issue the Stock Consideration. The Stock Consideration will, when issued, be validly issued, fully paid and non assessable and not subject to preemptive rights.

     SECTION 6.03 SEC Documents. Buyer has provided to Seller its Annual Report on Form 10-K for the year ended December 31, 1998, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, and its proxy statement with respect to its Annual Meeting of Stockholders for 1999 and any registration statements filed since December 31, 1998 (such documents collectively referred to herein as the "SEC Documents"). As of their respective
                                        -------------
dates, except as otherwise disclosed in writing to Seller, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission promulgated there under applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Buyer included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since June 30, 1999, other than as discussed in the SEC Documents, there has been no material adverse change in the business of Buyer and its subsidiaries, taken as a whole.

     SECTION 6.04 Non-Contravention. The execution and delivery of this Agreement by Buyer, the fulfillment of and compliance by it with the terms and conditions hereof and the consummation by it of the transactions contemplated hereby will not:

     (a) contravene or conflict with any of the terms of the certificate of incorporation or bylaws of Buyer;

     (b) (i) result in a breach of or constitute a default under (whether with notice or the lapse of time or both) any (x) note, bond, mortgage, loan agreement, indenture or other instrument evidencing borrowed money to which Buyer is a party or by which Buyer is bound or to which any of its assets is subject or (y) provision of any material agreement , contract or other instrument binding upon the Buyer or any of its Affiliates or any license, permit or other similar authorization held by Buyer or any of its Affiliates, which breach or default would reasonably be expected to have a material adverse effect on Buyer's business or financial condition or the results of its operations or on its ability to perform its obligations hereunder or (ii) result in the creation of any Encumbrance on any of its assets; or

     (c) to Buyer's knowledge, violate any provision of any law, statute, rule or administrative regulation or any judgment, order, injunction or decree of any Governmental Entity applicable to or binding upon Buyer or any of its Affiliates which would reasonably be expected to have a material adverse effect on Buyer's business or financial condition or the results of its operations or on its ability to perform its obligations hereunder.

     SECTION 6.05 Governmental Approval. The execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) compliance with any applicable requirements of the HSR Act, (b) compliance with any applicable requirements of the Exchange Act and (c) compliance with any applicable requirements of the Securities Act.

     SECTION 6.06 Litigation. There is no Proceeding pending, instituted or, to the knowledge of Buyer overtly threatened against Buyer or its subsidiaries that could reasonably be expected to have a material adverse effect on the business or financial condition of Buyer and its subsidiaries taken as a whole or that, if adversely determined, would delay or prevent the consummation of the transactions contemplated by this Agreement.

     SECTION 6.07 No Brokers. Buyer has not employed or authorized anyone to represent it as a broker or finder in connection with the transactions contemplated by this Agreement, and no broker or other Person is entitled to any commission or finder's fee from Buyer in connection with such transactions. Buyer will indemnify and hold harmless Seller from and against any and all losses, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, Seller may sustain or incur as a result of any claim for a commission or fee by a broker or finder acting on behalf of Buyer.

     SECTION 6.08 Capitalization. The authorized capital stock of Buyer consists of 40,000,000 shares of common stock, par value $.20 per share ("Unit
                                                                          ----
Common Stock"), and 5,000,000 shares of preferred stock, par value $1.00 per
------------
share ("Unit Preferred Stock"). As of August 10, 1999 there were issued and
        --------------------
outstanding 25,745,160 shares of Unit Common Stock and no shares of Unit Preferred Stock. In addition, 0 shares of Unit Common Stock are held in the treasury of Buyer. The only outstanding options, warrants, or other rights to purchase shares of Unit Common Stock are stock options covering a total of 838,560 shares of Unit Common Stock. All shares of capital stock of Buyer which are outstanding as of the date hereof, or will be outstanding immediately prior to the Closing, are or will be duly authorized, validly issued, fully paid and nonassessable, and are not or will not be subject to, or issued in violation of, any preemptive rights. Except as set forth above, as provided on Schedule 6.08 and as provided in the Rights Agreement adopted by the Board of Directors of Buyer in May 1995, (i) there are no shares of capital stock of Buyer authorized or outstanding, and there are no subscriptions, options to purchase shares of the capital stock of Buyer, conversion or exchange rights, warrants, preemptive rights or other agreements, claims or commitments of any nature whatsoever (whether firm or conditional) obligating Buyer to issue, transfer, deliver to sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities or interest of Buyer or obligating Buyer to grant, extend or enter into any such agreement or commitment, (ii) there are no voting trusts, proxies or other agreements or understandings to which Buyer is bound with respect to the voting of any shares at capital stock of Buyer and (iii) there currently are no registration rights or similar rights outstanding with respect to the Unit Common Stock.

     SECTION 6.09 Subsidiaries. The only wholly owned subsidiaries of Buyer are Unit Drilling Company, Unit Petroleum Company, Unit Drilling and Exploration Company, Mountain Front Pipeline Company, Inc., Unit Texas Company, Petroleum Supply Company, Unit Drilling Company International, Perforaciones Leasing Ltd., Rig Leasing International, and Unit Energy Canada Inc. In addition, Buyer is a member of GED Gas Services, L.L.C. and Superior Pipeline Company L.L.C., both limited liability companies formed under Oklahoma law.

                                  ARTICLE VII

                    CONDITIONS TO THE OBLIGATIONS OF SELLER


     The obligations of Seller to proceed with the Closing contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of all the following conditions, any one or more of which may be waived, in whole or in part, by Seller:

     SECTION 7.01 Accuracy of Representations and Warranties. Each representation and warranty of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though made on the Closing Date, except as otherwise specifically contemplated by this Agreement.

     SECTION 7.02 Covenants and Agreements Performed. Buyer shall have complied on or before the Closing Date in all material respects with each of its covenants or agreements contained in this Agreement to be performed on or before the Closing Date.

     SECTION 7.03 Officer's Certificate. Seller shall have received a certificate, substantially in the form of Exhibit "D" hereto, dated as of the Closing Date, of the President or a Vice President of Buyer certifying as to the matters specified in Sections 7.1 and 7.2.

     SECTION 7.04 Legal Opinion. Seller shall have received from Conner & Winters, A Professional Corporation, counsel for Buyer, an opinion dated the Closing Date, with respect to the due authorization, execution, delivery and enforceability of this Agreement.

     SECTION 7.05 No Governmental Action. No action of any private party or Governmental Entity shall have been taken or threatened and no statute, rule, regulation or executive order shall have been proposed, promulgated or enacted by any Governmental Entity which seeks to restrain, enjoin or otherwise prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     SECTION 7.06 Termination under Hart-Scott-Rodino Act. The termination or early termination of any applicable waiting period under the HSR Act shall have occurred.

     SECTION 7.07 Due Execution and Delivery of Documents. The documents to be delivered by Buyer at Closing shall have been properly executed and delivered.

     SECTION7.08 No Adverse Change. There shall not have occurred any material adverse change in the business of Buyer.


                                 ARTICLE VIII

                    CONDITIONS TO THE OBLIGATIONS OF BUYER

     The obligations of Buyer to proceed with the Closing contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of all the following conditions, any one or more of which may be waived, in whole or in part, by Buyer:

     SECTION 8.01 Accuracy of Representations and Warranties. Each representation and warranty of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though made on the Closing Date, except as otherwise specifically contemplated by this Agreement.

     SECTION 8.02 Covenants and Agreements Performed. Seller shall have complied on or before the Closing Date in all material respects with each of its covenants or agreements contained in this Agreement to be performed on or before the Closing Date.

     SECTION 8.03 Officer's Certificate. Buyer shall have received a certificate, substantially in the form of Exhibit "E" hereto, dated as of the Closing Date, of the President or a Vice President of Seller certifying as to the matters specified in Sections 8.01 and 8.02.

     SECTION 8.04 Legal Opinion. Buyer shall have received from Vinson & Elkins counsel for Seller, an opinion dated the Closing Date, with respect to the due authorization, execution, delivery and enforceability of this Agreement.

     SECTION 8.05 Drilling Contracts. Seller shall have obtained the consents to the assignment of the Drilling Contracts, Other Contracts and leases identified as "Consent Required Contracts" on Schedule 2.01(f)(i) and 2.01(f)(ii) on terms reasonably acceptable to Buyer or, with respect to any Nonassigned Contracts, there are no reasonable grounds to believe that the arrangements provided in Section 2.05 to provide the economic benefits to Buyer cannot be implemented.

     SECTION 8.06  No Adverse Change.  There shall not have occurred any Seller
MAE.

     SECTION 8.07  [Reserved]

     SECTION 8.08 No Governmental Action. No action of any private party or Governmental Entity shall have been taken or threatened and no statute, rule, regulation or executive order shall have been proposed, promulgated or enacted by any Governmental Entity which seeks to restrain, enjoin or otherwise prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     SECTION 8.09 Termination under Hart-Scott-Rodino Act. The termination or early termination of any applicable waiting period under the HSR Act shall have occurred.

     SECTION 8.10 Due Execution and Delivery of Documents. The documents to be delivered by Seller at Closing shall have been properly executed and delivered.


                                  ARTICLE IX

                    COVENANTS AND AGREEMENTS OF THE PARTIES


     Seller and Buyer hereby covenant and agree as follows:

     SECTION 9.01 Expenses. Except as otherwise expressly provided in this Agreement, each of the parties hereto shall assume and bear all expenses, costs and fees incurred or assumed by such party in the preparation and execution of this Agreement and in compliance with and performance of the agreements and covenants contained in this Agreement, regardless of whether the transactions contemplated hereby are consummated.

     SECTION 9.02 Access. Between the date hereof and the Closing, to the extent permitted by applicable law and subject to the provisions of the Confidentiality Letter between Seller and Buyer dated June 25, 1999, the Seller and Buyer will give the other party, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party and its Affiliates, furnish to the other party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct its own employees, counsel and financial advisors to cooperate with the other party in its investigation of the business of the Seller or Buyer, as the case may be; provided that no investigation of the other party's business shall affect any representation or warranty given by either party hereunder. Buyer acknowledges and agrees that its due diligence, including observation of the Purchased Assets, shall be conducted at the sole risk and expense of Buyer and Buyer hereby agrees to defend, indemnify and hold Seller harmless from and against any and all Claims brought by Buyer, its Affiliates, and their respective officers, agents and employees for damage or loss to property or injury or death to persons arising out of the performance of said due diligence activities.

     SECTION 9.03 Conduct of Business and Preservation of Assets. Until the Closing, Buyer and Seller agree to cooperate with each other to effect an orderly transition of the ongoing operation of the Purchased Assets and Seller shall preserve, maintain and protect the Purchased Assets consistent with past practice. From and after the date of this Agreement and until the Closing Date, without the prior express written consent of Buyer, which consent shall not be unreasonably withheld or delayed, Seller and its Affiliates will:

     (a) conduct its business and operations as they relate to the Purchased Assets only in the usual, regular and ordinary manner consistent with current practice and, to the extent consistent with such operation, use its reasonable efforts to keep available the services of the present employees associated with the operation of the Purchased Assets and preserve the Seller's present relationships with Persons having business dealings with the Seller relating to the Purchased Assets;

     (b) maintain the Seller's books, accounts and records relating to the Purchased Assets in the usual, regular and ordinary manner, on a basis consistent with past practice, and comply in all material respects with all Applicable Laws and other obligations of the Seller;

     (c) not (i) sell, lease or otherwise dispose of any of the Purchased Assets, (ii) modify or change in any material respect adverse to Seller or Buyer any Drilling Contract or Other Contract, (iii) move any Rig to a different geographic region, or (iv) agree, whether in writing or otherwise, to do any of the foregoing;

     (d) not (i) permit or allow any of the Purchased Assets to become subject to any Encumbrances other than Permitted Encumbrances or Permitted Real Property Encumbrances, (ii) waive any claims or rights relating to the Purchased Assets, except in the ordinary course of business and consistent with past practice,
(iii) grant any increase in the compensation of any employees employed with respect to the Purchased Assets, except in the ordinary course of business or as required by contractual arrangements existing on the date hereof, (iv) enter into any agreements giving rise to trade and barter obligations relating to the Purchased Assets, or (v) agree, whether in writing or otherwise, to do any of the foregoing;

     (e) maintain the Inventory associated with the Rigs, including spare components and parts, supporting inventory, drill pipe and tubulars, in such amounts and of such quality as would be in accordance with past practice and comparable historical levels and sufficient to comply with any applicable Drilling Contract under which such Rig is operating; and

     (f) not execute any drilling contracts without the prior written consent of Buyer, such consent not to be unreasonably withheld.

     SECTION 9.04 Notices of Certain Events. (a) Until the Closing, Seller will promptly notify Buyer of:

               (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

               (ii) any notice or other communication from any Governmental Entity or in connection with the transactions contemplated by this Agreement.

     (b) Seller shall promptly notify Buyer of any Proceedings or Claims commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting Seller or any of its Affiliates, which relate to the consummation of the transactions contemplated by this Agreement, or affects the Purchased Assets or this Agreement and Buyer will promptly notify Seller of any Proceeding or Claim which is overtly threatened or commenced against Buyer which relates to and materially and adversely affects this Agreement or the transactions contemplated hereby.

     SECTION 9.05 Certain Taxes. In regard to Taxes, the parties further agree as follows:

     (a) Seller and Buyer will cooperate fully with each other, on a reasonable basis, in connection with the preparation, signing and filing of tax returns and in any administrative, judicial or other proceeding involving Taxes relating to the Purchased Assets, including but not limited to the furnishing or making available of records, books of account or other materials necessary or helpful for the defense against assertions of any taxing authority as to any tax returns for such year or period.

     (b) Buyer agrees to pay all transfer and documentary taxes, sales or use taxes and recording costs related to the sale and transfer of the Purchased Assets from Seller to Buyer. Buyer and Seller further agree to cooperate to obtain all available exemptions from such taxes.

     (c) Except as other provided in this Agreement, as among the parties hereto, (i) Seller shall be responsible for and pay all Taxes levied or imposed upon, or in connection with, the Purchased Assets on or before the Closing Date;
(ii) Buyer shall be responsible for and pay all Taxes levied or imposed upon, or in connection with, the Purchased Assets after the Closing Date; and (iii) Seller and Buyer will each be responsible for its own income and franchise taxes, if any, arising from the transactions contemplated by this Agreement.
Any real property taxes, personal property taxes, similar ad valorem obligations and any other Taxes (other than income or franchise taxes) imposed with respect to the Purchased Assets for a tax or assessment period that includes, but does not end on, the Closing Date, shall be apportioned between Buyer and Seller, [with Seller bearing a portion of such Taxes based on the number of days in the tax or assessment period prior to and including the Closing Date and Buyer bearing a portion of such Taxes based on the number of days in the tax or assessment period after the Closing Date].

     (d) The party legally obligated to file a tax return with the relevant taxing authorities shall be responsible for preparing and timely filing such tax return. Notwithstanding the foregoing, (i) with respect to tax returns for taxes described in the last sentence of Section 9.05(c) (e.g., ad valorem taxes), Buyer shall be responsible for preparing and timely filing such tax returns and (ii) with respect to tax returns described in Section 9.05(b) (e.g. transfer taxes), the party legally obligated to file such tax returns with the relevant taxing authorities shall be responsible for preparing and timely filing such tax returns, in each case, after consulting with, and reaching mutual agreement with, the other party with respect to the preparation and filing thereof.

     SECTION 9.06  Actions with Respect to Closing.   Seller will use its Best
Efforts to obtain the satisfaction of the conditions to Closing applicable to Seller set forth in Article VIII as soon as practicable. Buyer will use its Best Efforts to obtain the satisfaction of the conditions to Closing applicable to Buyer set forth in Article VII as soon as practicable.

     SECTION 9.07 Public Statements. Buyer and Seller will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any such press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange may be issued prior to such consultation, if the party making such release or statement has used its reasonable efforts to consult with the other party.

     SECTION 9.08 Continued Effectiveness of Representations and Warranties. Seller and Buyer shall each use its Best Efforts to cause the representations and warranties made by it herein to continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. Seller and Buyer shall each advise the other promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date that would cause the representations and warranties made by it herein to become untrue in any material respect. Nothing contained in this
Section 9.08 shall be construed as being inconsistent with or in derogation of Sections 11.01 or 11.05.

     SECTION 9.09 Performance Bonds. If Seller has posted a performance or other similar bond or letter of credit in connection with Seller's ownership or operation of the Purchased Assets, Buyer and Seller shall cooperate with each other in order (i) for Seller to obtain the release of any such bond and (ii) to the extent required, for Buyer to obtain at Buyer's sole cost a substitute bond or letter of credit or to assume

Seller's existing bond. Buyer shall reimburse Seller for all costs incurred by Seller as a result of Seller's leaving a performance or similar bond or letter of credit in place after the Closing Date in order to permit Buyer to operate the Purchased Assets after the Closing Date.

     SECTION 9.10 Action of Buyer Regarding Financing and Financial Statements.
(a) Buyer agrees to use its Best Efforts to secure financing for the payment of the Cash Consideration.

     (b) Seller agrees to cooperate with Buyer and to assist Buyer's outside auditors in the preparation of any financial statements relating to the Purchased Assets and Seller that may be reasonably requested by Buyer for filing with the Commission in connection with any filings that may be made by Buyer under the Securities Act or the Exchange Act. Such financial statements may consist of (i) such audited balance sheets and audited statements of operations, cash flows and changes in equity together with the notes thereon and (ii) such unaudited interim balance sheet and unaudited interim statements of operations, cash flows and changes in equity, if any, in each case as Buyer shall reasonably deem to be required.

     SECTION 9.11 Employee Matters. (a) Seller shall provide to Buyer a list of all of Seller's non corporate employees whose work is primarily associated with the Purchased Assets. Buyer agrees to offer employment to substantially all such employees who are actively working on the Closing Date. Buyer shall have no obligation to offer employment to employees of Seller who, on the Closing Date, are on medical, disability or other leave of absence, until such time as the employee has met all requirements of the applicable leave policy to return to work. In that regard, Buyer shall have the right to interview Seller's employees at any time after the execution of this Agreement and provide Seller with a list of Seller's employees which have agreed, prior to Closing, to become a Transferred Employees (as defined below). Seller shall be solely responsible for the payment of any severance or other benefits to employees who are not Transferred Employees. Notwithstanding any other provision of this Agreement, the parties hereto do not intend to create any third-party beneficiary rights respecting any of Seller's employees or future employees as a result of the provisions herein and specifically hereby negate any such intention. With respect to those employees who accept employment with the Buyer after the Closing Date (the "Transferred Employees", Buyer (or Buyer Designee as the case
                   ---------------------
may be) agrees to provide employee benefits to the Transferred Employees that are, in all material respects, no less favorable to such Transferred Employees than the employee benefits provided to similarly situated employees of Buyer under employee benefit plans sponsored by Buyer provided that such Transferred Employees will be subject to the terms and conditions of the applicable employee benefit plan, subject, in all cases, to the provisions of this Section 9.11. Further, as to the Transferred Employees, Buyer (or Buyer Designee, as the case may be) shall (i) offer such employees substantially similar cash compensation as that paid by Buyer to its existing employees employed in substantially similar capacities, (ii) service with Seller shall be counted for purposes of determining eligibility for participation in all health benefit programs of Buyer, (iii) any expenses by such Transferred Employees for purposes of satisfying deductibles, co-payments and out-of- pocket expenses under the Seller's medical or dental plans in the calendar year that included the Closing Date shall be credited for purposes of satisfying any such requirements under Buyer's similar plans, if any; (iv) service with the Seller shall be counted for purposes of determining continuous service and eligibility for safety awards of Buyer; (v) any life, medical and disability plans maintained by Buyer immediately after the Closing shall not exclude any Transferred Employees from eligibility, or deny or reject benefits from such employee, due to any pre-existing condition (except for such employees who have been or would have been denied eligibility, or denied or rejected benefits, under any similar plan maintained by the Seller prior to the Closing Date), (vi) cause any of its employee pension benefit plans (including 401(k) plans) to be amended to provide that the Transferred Employees shall receive credit for participation and vesting purposes under such plans for their period of employment with the Seller and its predecessors to the extent such employment was recognized by Seller under its 401(k) plan, and (vii) take all other reasonable steps to carry out the intent of the foregoing. However, the Transferred Employees shall not be credited with their prior years of service with Seller for purposes of Buyer's Separation Benefit Plan or Buyer's Separation Benefit Plan for Senior Management.

     (b) On or before the Closing Date, Seller may take any necessary action to fully vest an employee's account balance and other accrued benefits under any employee benefit plan maintained by Seller that is intended to be qualified under Section 401(a) of the Code. As soon as practicable following the Closing Date, Seller shall cause to be transferred from the trustees of the Parker Drilling Company Stock Bonus Plan ("Seller's 401(k) Plan") to the
                                           --------------------
trustees of the Unit Corporation Employees' Thrift Plan ("Buyer's 401(k) Plan")
                                                          -------------------
an amount in cash equal to the aggregate account balances of the Transferred Employees under Seller's 401(k) Plan determined as of the transfer date (which shall be a valuation date) in accordance with the methods of valuation currently set forth in Seller's 401(k) Plan; provided, however, that to the extent any Transferred Employee owes any amount to Seller's 401(k) Plan pursuant to the terms of a loan from such plan to such Transferred Employee, an in-kind transfer of such loan shall be made in lieu of the transfer of cash. From and after the date of such transfer, Buyer shall cause Buyer's 401(k) Plan to assume the obligations of Seller's 401(k) Plan with respect to the aggregate account balances transferred to the Buyer's 401(k) Plan, and Seller's 401(k) Plan shall cease to be responsible therefore. Buyer and Seller shall cooperate in making all appropriate arrangements and filings, if any, in connection with the transfer described above. Further, Buyer and Seller shall cooperate and take such actions as are necessary to permit the continuation of loan repayments by Transferred Employees to Seller's 401(k) Plan by payroll deductions during the period beginning on the Closing Date and ending on the date of the transfer described in this subsection. Seller represents, covenants and agrees with respect to Seller's 401(k) Plan, and Buyer represents, covenants and agrees with respect to Buyer's 401(k) Plan, that, as of the date of the transfer described in this subsection, such plan (i) will satisfy the requirements of Sections 401(a), (k), and (m) of the Code, (ii) will have received a favorable determination letter from the Internal Revenue Service regarding such qualified status and covering amendments required under the Tax Reform Act of 1986, the Unemployment Compensation Amendments of 1992, the Omnibus Reconciliation Act of 1993, and the final nondiscrimination regulations under Section 401(a)(4) of the Code, and (iii) will have not been amended or operated in a way which would adversely affect such qualified status.

     Seller further represents, covenants and agrees that, as to the Transferred
Employees: (i) the only optional form of benefit provided by the Seller's 401(k) Plan, which must be protected by the Buyer's 401(k) Plan, is a single sum cash distribution; (ii) the only in-service withdrawals permitted under Seller's 401(k) Plan are reflected in Article X of Seller's 401(k) Plan; (iii) the only distributions permitted upon termination of employment or death under Seller's 401(k) Plan are reflected in Articles XI and XII of Seller's 401(k) Plan; (iv) none of the loans being transferred to Buyer's 401(k) Plan are in default; and
(v) Seller will provide Buyer with all documents, records and other information reasonably required by Buyer in order for Buyer's 401(k) Plan to fulfill its obligations with respect to the aggregate account balances being transferred to Buyer's 401(k) Plan.

     (c) Buyer shall provide any Transferred Employee who is subsequently terminated by Buyer for any reason, health plan continuation coverage to the extent of and in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and Section 601 through 608 of ERISA ("COBRA"); and Seller agrees to provide health plan continuation coverage to the extent of and in accordance with COBRA.

     (d) As soon as possible after execution of this Agreement, Seller will provide Buyer with copies of each of its employee benefit plans, policies and programs provided to Seller's employees associated with the Purchased Assets.

     SECTION 9.12 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Seller and Buyer, as the case may be, will, and will cause each of their respective Affiliates to, make all filings required by Applicable Laws to be made by it to consummate the transactions contemplated by this Agreement (including, if needed, all filings under the HSR Act). Each party will, and will cause each of its Affiliates to, cooperate with the other party with respect to all filings that the other party and its Affiliates are required by Applicable Laws to make in connection with the transactions contemplated in this Agreement; provided that nothing in this Agreement will require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain any consent or approval required by any Governmental Entity. Each party agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to make any required filings and to provide any additional information requested by any agencies under the HSR Act and shall use its Best Efforts to make any such filings, provide such additional information and take such other actions as may be appropriate or desirable to permit early termination of the waiting period under such act.

     SECTION 9.13. Further Assurances. Subject to the terms and conditions of this Agreement, (including, without limitation, Section 9.10), Seller and Buyer will each use their Best Efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using Best Efforts: (i) to obtain prior to the Closing Date all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to Contracts as are necessary for the consummation of the transactions contemplated hereby; and (ii) to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing. Seller and Buyer shall cooperate fully with each other to the extent reasonably required to obtain such consents. Notwithstanding any other provision hereof, this Agreement shall not constitute or require an assignment to Buyer of any Drilling Contract, Permit, or other right if an attempted assignment of the same without the consent of any party would constitute a breach thereof or a violation of Applicable Law unless and until such consent shall have been obtained.

     SECTION 9.14 Rig Loss. (a) If any Rig shall become an actual or constructive total loss (as determined by the Seller's insurance underwriter) prior to the Closing Date: (i) Buyer shall not be required to purchase such Rig,
(ii) the Purchase Consideration shall be reduced by the amount allocated to such rig pursuant to Schedule 3.02, (iii) the term "Purchased Assets" shall be deemed not to include such Rig and the Seller shall be entitled to any insurance proceeds and claims with respect thereto (and such proceeds and claims shall be deemed to be Excluded Assets for all purposes hereunder) and (iv) the other provisions of this Agreement shall continue to be in effect and the Closing shall take place in the manner contemplated herein.

     (b) If a Rig sustains damage (estimated to cost more than $50,000 to repair) not amounting to an actual or constructive total loss prior to the Closing Date, at the Seller's election either (i) the Seller shall repair or cause to be repaired the damage to the Rig at the Seller's own expense or (ii) elect not to repair such Rig. In the case of an election under Section 9.14(b)(ii), the Buyer may (x) require the Seller to assign to Buyer at the Closing the rights, if any, the Seller has to receive insurance proceeds in respect of such loss or damage or (y) elect to not purchase the Rig and be entitled to a reduction in Purchase Consideration equal to its value as set out in Schedule 3.02. In the case of either (i) or (ii)(x) above, Buyer shall remain obligated to purchase the Purchased Assets on the Closing Date and the Purchase Consideration shall not be reduced.

     SECTION 9.15 Seller's Covenants Not to Compete. (a) In order to allow Buyer to realize the full benefit of its bargain in connection with the purchase of the Purchased Assets, neither the Seller nor its Affiliates will, at any time, for a period of one year following the Closing Date, directly or indirectly, acting alone or as a member of a partnership or as a holder of in excess of 5% of any security of any class, or as a representative of, any corporation or other business entity undertake the following as the same pertains to the Area of Operations (as defined below):

          (i) engage in any business in competition with the business conducted by Buyer's Affiliate, Unit Drilling Company;

          (ii) directly or indirectly, (i) induce or attempt to induce any employee of the Buyer or Unit Drilling Company to leave the employ of the Buyer or Unit Drilling Company, (ii) in any way interfere with the relationship between the employer and any employee of the Buyer or Unit Drilling Company, (iii) induce or attempt to induce any customer, supplier, licensee, or business relation of the Buyer or Unit Drilling Company to cease doing business with the Buyer or Unit Drilling Company or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the Buyer or Unit Drilling Company; and

          (iii) directly or indirectly, either for itself or any other Person, solicit the business of any Person known to Seller to be a customer of the Buyer or Unit Drilling Company whether or not

     Seller had personal contact with such person, with respect to activities or services which complete in whole or in part with the services or activities of the Buyer or Unit Drilling Company;

     (b) The provisions of this Section 9.15 shall not be applicable to any (i) drilling rigs that may be acquired by Seller pursuant to a merger, consolidation or agreement to acquire all of the assets and business of a company whose principal business is not domestic contract drilling for oil and gas between Seller and a non Affiliate subsequent to the Closing Date, or (ii) barge rig operations.

     (c) Seller acknowledges that in the event the scope of the covenants set forth in this Section 9.15 are deemed to be too broad in any Proceeding, the court or arbitrator may reduce such scope to that which it deems reasonable under the circumstances. The parties hereto agree and acknowledge that Buyer would not have any adequate remedy at law for the breach or threatened breach by Seller or any of its Affiliates of the covenants and agreements set forth in this Section 9.15 and, accordingly, Seller further agrees that Buyer may, in addition to the other remedies which may be available to it hereunder, file suit, notwithstanding the provisions of Section 13.05, in equity to enjoin, the Seller, or any of its Affiliates from such breach or threatened breach and consents to the issuance of injunctive relief hereunder. Seller understands and agrees that the act of Buyer in entering into this Agreement, and Buyer's covenants and payments hereunder, shall and do constitute sufficient consideration for the Seller to agree not to compete against Buyer as set out in this Section 9.15 and that the covenants contained in this Section 9.15 are reasonable with respect to there duration, geographical area and scope.

     (d)  For purposes of this Section 9.15, the term "Area of Operations" shall
                                                       ------------------
mean those States where the Rigs are located on the Closing Date. The parties agree that this geographical area is reasonable in view of the purposes and intentions of the parties and that in any action or arbitration hereunder, the court or the arbitrator, as the case may be, shall not be limited in giving effect to this Section by virtue of any provision of Oklahoma law that would require a more restrictive geographical area.

     SECTION 9.16 Other Offer. The Seller and its Affiliates will not, and the Seller will use its Best Efforts to cause the officers, directors, employees, investment bankers, consultants and other agents of the Seller not to, directly or indirectly, take any action to solicit, initiate, encourage or facilitate the making of any Acquisition Proposal or any inquiry with respect thereto or engage in discussions or negotiations with any Person with respect thereto, or disclose any non-public information relating to the Purchased Assets or afford access to the properties, books or records of the Seller or any Affiliate, as the same relate to the Purchase Assets, to any Person that has made, or to the Seller's knowledge, is considering making, any Acquisition Proposal. The Seller and its Affiliates will, and the Seller will use its Best Efforts to cause the officers, directors, employees, investment bankers, consultants and other agents of the Seller and its Affiliates to, immediately cease and cause to be terminated all discussions and negotiations, if any, that have taken place prior to the date hereof with any Persons with respect to any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for the
                    --------------------
acquisition or purchase of, or any indication of interest in, directly or indirectly, all or part of the Purchased Assets.

     SECTION 9.17 Conduct of Purchaser's Business. Between the date hereof and Closing Buyer and its Affiliates will:

     (a) conduct its business and operations only in the usual, regular and ordinary manner consistent with current practice and, to the extent consistent with such operation and preserve the Buyer's present relationships with Persons having business dealings with the Seller;

     (b) maintain the Buyer's books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with past practice, and comply in all material respects with all Applicable Laws; and

     (c) refrain from issuing any securities other than those securities issued in connection with the transactions contemplated in this Agreement (including any Unit Common Stock issued in connection with the Buyer's proposed public offering for the purpose of financing the Cash Consideration) and under stock options or stock plans of Buyer currently in existence.

                                   ARTICLE X
                                  TERMINATION


     SECTION 10.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

     (a)  by mutual written consent of Buyer and Seller;

     (b) by Buyer, if there shall be any statute, rule or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable;

     (c)  by Buyer, if

              (i) the Closing shall not have occurred by October 31, 1999 (provided that the right to terminate this Agreement under this clause (i) shall not be available to Buyer if such failure is due to Buyer not fulfilling one or more of its obligations under this Agreement or its misrepresentation or breach of any warranty hereunder); or

              (ii) there has been a material breach by Seller of any covenant or agreement, or a material inaccuracy of any representation or warranty of Seller, contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Buyer impossible and such breach or inaccuracy has not been cured by Seller within ten Business Days after Seller's receipt of notice thereof from Buyer, or waived by Buyer;

              (iii) there shall occur an event that results in or would reasonably be expected to result in a Seller MAE; or

              (iv) Buyer is unable or unwilling to complete the proposed public offering of its common stock for the purpose of financing the Cash Consideration.

     (d)  by Seller, if

              (i) the Closing shall not have occurred by October 31, 1999 (provided that the right to terminate this Agreement under this clause (i) shall not be available to Seller if such failure is due to Seller not fulfilling one or more of its obligations under this Agreement or its misrepresentation or breach of any warranty hereunder); or

              (ii) there has been a material breach by Buyer of any covenant or agreement, or a material inaccuracy of any representation or warranty of Buyer, contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Seller impossible and such breach or inaccuracy has not been cured by Buyer within ten Business Days after Buyer's receipt of notice thereof from any Seller, or waived by Seller; or

              (iii) at any time prior to Closing, the closing prices of Unit Common Stock as reported on the New York Stock Exchange for a period of ten consecutive trading days are less than the price set forth in the letter to Seller referred to in Section 10.02 below.

     SECTION 10.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.01 by Buyer or Seller, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and, except in the case of a termination under
Section 10.01(c)(i), (ii) and (iv) or 10.01(d)(i) and (ii), there shall be no liability hereunder on the part of Buyer or Seller or any of their respective directors, officers, employees, stockholders or representatives, except that the agreements contained in this Section 10.02 and in Article XI and Sections 5.13, 6.07, and
9.01 shall survive the termination hereof. In the event of a termination under 10.01(c)(iv) because Buyer elects not to complete its proposed public offering of its common stock (unless due to (i) a major financial market collapse which significantly impairs the Buyer's ability to raise financing prior to the Closing Date due to reasons other than the Buyer's financial standing, or (ii) the proposed public offering could be effected only at a price to the public which is less than the price of which Buyer has notified Seller by letter prior to the date of this Agreement), Buyer shall pay to Seller, by wire transfer, within five (5) Business Days after such termination, the sum of $1,500,000.00, by way of liquidated damages and not as a penalty. In the event Buyer notifies Seller under Section 10.02(ii) of such price, Seller shall and shall cause its Affiliates to maintain such information in strictest confidence and shall not disclose such information to any Person without the prior written consent of Buyer.

     Nothing contained in this Section 10.02 shall relieve any party from liability for breach of any covenant or agreement, or for the inaccuracy of any representation or warranty, contained herein. Furthermore, the terms of the Confidentiality Letter dated June 25, 1999, shall remain in full force and effect.


                                   ARTICLE XI
                    EXTENT AND SURVIVAL OF REPRESENTATIONS,
             WARRANTIES, COVENANTS AND AGREEMENTS; INDEMNIFICATION


     SECTION 11.01 Scope of Representations of Seller. Except as and to the extent set forth in this Agreement, the Deeds and the other documents, agreements and instruments delivered in connection with the Agreement, Seller makes no other representations or warranties, and disclaims all liability and responsibility for any representation, warranty, statement or information made or communicated (orally or in writing) to Buyer. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, THE DEEDS AND THE OTHER DOCUMENTS, AGREEMENTS AND INSTRUMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE MAINTENANCE, REPAIR, CONDITION, DESIGN, WORKMANSHIP, SUITABILITY, UTILITY OR MARKETABILITY OF THE RIGS OR OTHER PURCHASED ASSETS OR ANY PORTION THEREOF OR PROPERTY THEREON OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO BUYER OR ITS AGENTS, CONSULTANTS OR REPRESENTATIVES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IT BEING THE EXPRESS AGREEMENT OF BUYER AND SELLER THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER WILL OBTAIN RIGHTS IN THE PURCHASED ASSETS IN THEIR PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" AND "WITH ALL FAULTS."

     SECTION 11.02 Indemnification by Seller and Parker. Seller and Parker, individually and jointly, agree to indemnify, defend and hold Buyer and its Affiliates harmless from and against any and all losses, liabilities, claims, demands, damages, costs and expenses (including reasonable attorneys' fees and disbursements) of every kind, nature and description (collectively, "Claims")
                                                                     ------
sustained by Buyer or any of its Affiliates based upon, arising out of or otherwise in respect of (i) the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, of Seller contained in this Agreement or in any certificate, agreement, document or instrument delivered pursuant to this Agreement, (ii) the ownership, management or use of the Purchased Assets prior to the Closing or (iii) any Retained Liabilities; except, that Seller and Parker shall have no liability pursuant to Section 11.02(i) for the first $100,000.00 of aggregate Claims (the "Buyer Basket") provided, that Seller and
                                      ------------
Parker shall be responsible only for such amounts of such Claims as exceed the Buyer Basket up to and including $5,000,000; provided however, such limitation shall not apply if such claims arise from (i) a breach of any representations and warranties set forth in Sections 5.01, 5.02, 5.04, 5.05, 5.11 and 5.13 or
(ii) the Retained Liabilities. The amount of any

Claims for which indemnification is provided under this Section 11.02 shall be net of any amounts recovered by the Indemnified Party under any insurance policies with respect to such Claims. Indemnified Party shall seek recovery of any Claim or any portion thereof, from any insurance policies covering such claim or loss in effect prior to the Closing, and Seller will reasonably cooperate with Indemnified Party in Indemnified Party seeking such recovery.

     SECTION 11.03 Indemnification by Buyer. Buyer agrees to indemnify, defend and hold Seller and its Affiliates harmless from and against any and all Claims sustained by Seller or any of its Affiliates based upon, arising out of or otherwise in respect of (i) the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, of Buyer contained in this Agreement or in any certificate, agreement, document or instrument delivered pursuant to this Agreement, or (ii) the ownership, management or use of the Purchased Assets after the Closing (including the matters referred to in the last sentence of
Section 2.05), unless and to the extent that such Claim arises solely from any action of Seller or any of its Affiliates after the Closing; provided, however, that Buyer shall have no liability pursuant to Section 11.03(i) for the first $100,000.00 of aggregate Claims (the "Seller Basket"); provided, that Buyer
                                      -------------
shall be responsible only for such amounts of such Claims as exceed the Seller Basket up to and including $5,000,000; provided however, such limitation shall not apply if such claims arise from (i) a breach of the representation and warranty set forth in Section 6.01, 6.02 and 6.07 or (ii) the Assumed Liabilities. The amount of any Claims for which indemnification is provided under this Section 11.03 shall be net of any amounts recovered by the Indemnified Party under any insurance policies with respect to such Claims.

     SECTION 11.04 Indemnification Procedures. Any party seeking information or reimbursement for Claims hereunder (the "Indemnified Party") shall as promptly
                                         -----------------
as practicable notify the party from which such indemnification is sought (the "Indemnifying Party") upon which the Indemnified Party intends to base a claim
 ------------------
for indemnification or reimbursement hereunder; provided, however, that the failure of an Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability under this Agreement to the Indemnified Party with respect to such Claim except to the extent the Indemnifying Party is actually prejudiced or damaged by the failure to receive timely notice. In the event of any claims for indemnification or reimbursement, the Indemnifying Party, at its option, may assume (with legal counsel reasonably acceptable to the Indemnified Party) the defense of any claim, demand, lawsuit or other Proceeding brought against the Indemnified Party, which claim, demand, lawsuit or other Proceeding may give rise to the indemnity or reimbursement obligation of the Indemnifying Party hereunder, and may assert any defense of any party; provided, however, that the Indemnified Party shall have the right at its own expense to participate jointly with the Indemnifying Party in the defense of any claim, demand, lawsuit or other Proceeding in connection with which the Indemnified Party claims indemnification or reimbursement hereunder. Notwithstanding the right of an Indemnified Party so to participate, the Indemnifying Party shall have the sole right to settle or otherwise dispose of such claim, demand, lawsuit or other Proceeding on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate with respect to any issue involved in such claim, demand, lawsuit or other Proceeding as to which (i) the Indemnifying Party shall have acknowledged the obligation to indemnify the Indemnified Party hereunder and the settlement is solely for cash or (ii) the Indemnified Party shall have declined so to participate and, in either case, the Indemnified Party is provided a full and complete release of Claims.

     SECTION 11.05 Survival. The representations and warranties of the parties to this Agreement shall survive the Closing Date and shall remain in full force and effect for a period of one year following the Closing Date; provided, that the (i) representations and warranties set forth in Section 5.12 shall survive the Closing and shall terminate at the close of business two years after the Closing Date and (ii) the representation and warranties contained in Sections 5.02, 5.04, 5.05, 5.11, 5.13 and 6.01, 6.02 and 6.07 shall survive the Closing and shall terminate at the close of business four years after the Closing Date (the period during which the representations and warranties shall survive being referred to herein with respect to such representations and warranties as the "Survival Period"), and shall be effective with respect to any inaccuracy
 ---------------
therein or breach thereof (and a claim for indemnification under Article 11 hereof may be made thereon) if a written notice asserting the claim shall have been duly given in accordance with Article 11 hereof within the Survival Period with respect to such matter. Any claim for indemnification made during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of such indemnification notwithstanding that such claim may not be resolved within the

Survival Period. All representations, warranties and covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered in connection with this Agreement or otherwise in connection with the transactions contemplated hereby.

     SECTION 11.06 Limitation of Remedies. The indemnification obligations of Buyer, Seller and Parker set forth in this Agreement, including in this Article XI, shall be limited to indemnification for actual damages suffered and shall not include incidental, consequential, special or indirect damages; provided, however, that any such incidental, consequential, special or indirect damages recovered by a third party against a party entitled to indemnity under this Agreement shall be included in the damages recoverable pursuant to the indemnities herein.

     SECTION 11.07 Applicability of Indemnification Obligation. EACH OF THE AGREEMENTS TO INDEMNIFY, DEFEND OR HOLD HARMLESS CONTAINED IN SECTION 11.02 OR
11.03 SHALL APPLY IRRESPECTIVE OF WHETHER THE SUBJECT CLAIM IS BASED IN WHOLE OR IN PART UPON THE SOLE OR CONTRIBUTORY NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR GROSS), BREACH OF WARRANTY, OR BREACH OR VIOLATION OF ANY DUTY IMPOSED BY ANY LAW OR REGULATION, ON THE PART OF THE BENEFICIARY OF THE AGREEMENT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT.

     SECTION 11.08 Exclusive Rights and Remedies. The rights and remedies provided in this Article XI shall be the exclusive rights and remedies, contractual or otherwise, of the indemnified Persons with respect to breaches of the representations, warranties, covenants and agreements contained in this Agreement.

                                  ARTICLE XII
                              REGISTRATION RIGHTS

     SECTION 12.01 Registration of Securities. (a) As used in this Article XII, the following terms have the meanings set forth below:

     "Disadvantageous Condition" has the meaning set forth in Section
      -------------------------
12.01(b)(iii).

     "Holders" means the Seller or any Person who becomes a holder of Subject
      -------
Securities after the Closing Date as a result of a No-Sale Transaction.

     "No-Sale Transaction" means a transfer from a Holder of Subject Securities
      -------------------
that does not constitute a "sale" (as such term is understood and defined under the Securities Act), including without limitation a distribution from a Holder that is a corporation, partnership, joint venture, limited liability company, association or trust to the owner of a beneficial interest in such Holder.

     "Registration Expenses" has the meaning set forth in Section 12.01(e).
      ---------------------

     "Registration Termination Date" means the second anniversary of the date
      -----------------------------
when the Commission first declares the Shelf Registration Statement effective; provided, however that the Registration Termination Date shall be extended for a period equal to the aggregate period or periods during which the Holders have been precluded from selling any Subject Securities under subparagraph (b) (iii) by reason of receipt of a Suspension Notice. Notwithstanding anything to the contrary, the Registration Termination Date shall occur at such earlier date as the Subject Securities become freely transferable on the public market without any restrictions or limitations pursuant to Rule 144(k) promulgated by the Commission.

     "Shelf Registration Statement" means a registration statement on Form S-3
      ----------------------------
filed with the Commission under the Securities Act.

     "Subject Securities"  means the shares of Unit Common Stock issued as the
      ------------------
Stock Consideration to Seller and any common stock or other security issued or issuable as a dividend or other distribution with respect to, or in exchange for, or upon conversion or in replacement of, any of such Unit Common Stock.

     "Suspension Notice" has the meaning set forth in Section 12.01(b)(iii).
      -----------------

     (b)  (i)   If the Closing occurs, as promptly as practicable thereafter
(but in no event more than 15 days thereafter, subject to Buyer's right to extend such time in the event that there exists any Disadvantageous Condition which would permit Buyer to issue a Suspension Notice if the Shelf Registration Statement were already effective), Buyer will, on one occasion only, prepare and file with the Commission a Shelf Registration Statement for the purpose of registering the resale in the market from time to time of the Subject Securities by Holders or by potential assignees of such Holders to which all or a portion of such Holders' Subject Securities may be transferred in a No-Sale Transaction.

          (ii) Buyer will use its Best Efforts to have the Shelf Registration Statement promptly declared effective by the Commission and thereafter to maintain the effectiveness of the Shelf Registration Statement and, subject to subparagraph (iv) below, to maintain such Shelf Registration Statement "current" (as below defined) at all times until the Registration Termination Date. Unit shall promptly give written notice to the Holders when the Registration Statement has been declared effective by the Commission and is available for use by Holders for the resale of Subject Securities.

          (iii) The Shelf Registration Statement shall not be considered to be "current" at any time when, by reason of occurrence of any event or by reason of the passage of time, the Shelf Registration Statement does not meet the requirements of Section 10, Section 12(2) or Section 17 of the Securities Act, or the Shelf Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Shelf Registration Statement shall disclose that Holders may elect to resell Subject Securities without registration of such sales under the Shelf Registration Statement, by making such sales under and as permitted by Rules 144 or 145, as applicable, of the Commission under the Securities Act.

          If at any time or times after the Shelf Registration Statement is declared effective by the Commission, Buyer's Board of Directors determines that the offering of Unit Common Stock under the Shelf Registration Statement would be significantly disadvantageous to Buyer's ability to negotiate or complete a material financing, merger, acquisition or other material transaction or event involving Buyer or its subsidiaries that has not been publicly disclosed or the unavailability of any required financial statements for reasons substantially beyond the control of the Buyer, (a "Disadvantageous Condition"), Buyer shall be entitled to either
                -------------------------
     suspend the effectiveness of the Shelf Registration Statement with the Commission or suspend the availability of the Shelf Registration for resales of Subject Securities by Holders, or may take both such actions, and shall promptly notify all Holders thereof by delivery of written notice (a "Suspension Notice"); provided, however, that Buyer's obligation to
         -----------------
     maintain the Shelf Registration Statement current under this Section 12.01(b) shall not be suspended by reason of Buyer's failure to disclose information at a time when public disclosure of such information is required by law. Upon receipt of a Suspension Notice, Holders shall immediately discontinue the use of the Shelf Registration Statement for any purpose until notified by Buyer that the Shelf Registration Statement is current and available for use by Holders for sales of Subject Securities. Buyer shall not be entitled to suspend the effectiveness of the Shelf Registration Statement for more than 60 consecutive days or an aggregate of 120 days within any twelve-month period and no subsequent suspension period shall occur unless at least 90 days have elapsed during which Seller can utilize the Registration Statement.. As promptly as practicable after the public disclosure of such Disadvantageous Condition or the Buyer determines that the Disadvantageous Condition no longer exists, Buyer shall amend or supplement the Shelf Registration Statement to the extent necessary to make the Shelf Registration Statement current, and shall give prompt written notice to all Holders when the Shelf Registration Statement is again available for resales of Subject Securities.

          (iv) If Unit should undertake an underwritten public offering of its shares either after the

     Shelf Registration Statement has been declared effective or prior to the consummation of the transactions contemplated by this Agreement, Seller shall, upon the request of the managing underwriter of such offering, agree and commit, and it does hereby agree and commit, that it will not effect any public sale or distribution, directly or indirectly, or make any offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or otherwise transfer or dispose (including sales pursuant to Rule 144) of any of the Subject Securities during a period of seven days prior to and up to 90 days after the closing of such public offering without the consent of the managing underwriter. This restriction shall not apply to the offer and sale of any Subject Securities which may be covered by the registration statement covering such public offering.

          (v) Unit shall promptly notify all Holders of Subject Securities of, and confirm in writing, the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose. Unit shall use its Best Efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

          (vi) Unit will cause all of the Subject Securities to be listed on each securities exchange on which similar securities issued by Unit are then listed no later than the effective date of the Shelf Registration Statement.

     (c) Buyer will indemnify and hold harmless each Holder, each of such Holder's officers, directors, partners, or members, as the case may be, and each Person controlling such Holder, with respect to which registration or qualification of Subject Securities has been effected pursuant to this Article XII against all claims, losses, damages, and liabilities, joint or several (or actions in respect thereof), arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement, prospectus, or offering circular, or in any document incorporated by reference in any of the foregoing, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Buyer of any rule or regulation promulgated under the Securities Act applicable to Buyer and relating to action or inaction required of Buyer in connection with the Shelf Registration and will promptly reimburse Holder and, each of such Holder's officers, directors, partners, or members, as the case may be, and each Person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims, loss, damage, liability or action; PROVIDED, however, that Buyer will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to Buyer by such Holder specifically for inclusion in any such registration statement, prospectus or offering circular. The obligations of Buyer under the foregoing indemnity agreement shall survive the completion of the offering of Subject Securities under the Shelf Registration Statement .

     (d) Each Holder with respect to which registration or qualification of Subject Securities has been effected pursuant to this Article XII will indemnify and hold harmless Buyer, each of Buyer's officers, directors, and each Person controlling Buyer, against all claims, losses, damages, and liabilities, joint or several (or actions in respect thereof), arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or offering circular, or in any document incorporated by reference in any of the foregoing, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act or Exchange Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration or qualification, and will promptly reimburse Buyer, each of Buyer's officers, directors, and each Person controlling Buyer, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims, loss, damage, liability or action; PROVIDED, however, that such Holder will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense does not arise out of or is not based upon any untrue statement or omission based upon written information furnished by such Holder specifically for inclusion in any such registration statement, prospectus or offering circular. The obligations of Holders under the foregoing indemnity agreement shall survive the completion of the offering of Subject Securities under any registration statement provided for in this Article XII. Notwithstanding the foregoing, in no event shall any selling Holder be liable for an amount in excess of the proceeds from the sale of the Subject Securities realized by such Holder.

     (e) All expenses incident to Buyer's performance of or compliance with this Section 12.01, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Subject Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on the New York Stock Exchange and all securities exchanges on which similar securities issued by Buyer are then quoted or listed, the fees and disbursements of counsel for Buyer and its independent certified public accountants (including the expense of any special audit or comfort letters required by or incident to such performance), securities act liability insurance (if Buyer elects to obtain such insurance), the fees and expenses of any special experts retained by Buyer in connection with such registration, and fees and expenses of other Persons retained by Buyer, in connection with each registration hereunder (but not including discounts, commissions, fees or expenses payable to underwriters that are attributable to the Subject Securities offered on behalf of the Selling Holder or the fees and expenses of counsel for any selling Holder) (collectively, the "Registration Expenses") will be borne by Buyer.
 ---------------------

     (f) Buyer will also take such action as may be required to be taken under applicable blue sky laws in connection with the issuance of Unit Common Stock pursuant to this Agreement and in connection with resale of Subject Securities by Holders pursuant to the Shelf Registration Statement; PROVIDED that Buyer will not be required to become qualified as a foreign corporation in any jurisdiction.


                                 ARTICLE XIII
                                 MISCELLANEOUS


      SECTION 13.01 Notices. All notices and other communications required or permitted to be given or made hereunder by either party hereto shall be in writing and shall be deemed to have been duly given if delivered personally or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid overnight delivery service, or sent by cable, telegram, telefax, facsimile, telecopy or telex, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

     If to Buyer:

     Unit Corporation.
     1000 Kensington Tower, 7130 South Lewis
     Tulsa, Oklahoma 74136
     Telephone:   918-493-7700
     Facsimile:   918-493-7711
     Attention: President

     with a copy to:

     Mark E. Schell
     General Counsel
     Unit Corporation
     1000 Kensington Tower, 7130 South Lewis
     Tulsa, Oklahoma 74136
     Telephone:   918-493-7700
     Facsimile:   918-493-7711

     If to Seller or to Parker:

     Parker Drilling Company North America, Inc.
     8 East Third Street
     Tulsa, Oklahoma 74103
     Telephone:   918-631-1216
     Facsimile:   918-631-1253
     Attention: Mr. Donald Goodson

     with a copy to:

     Ronald C. Potter
     Senior Attorney
     Parker Drilling Company
     8 East Third Street
     Tulsa, Oklahoma 74103
     Telephone:   918-631-1257
     Facsimile:   918-631-1284

     Such notices, demands and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended receipt, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefore, or
(iii) if sent by cable, telegram, telefax, telecopy, facsimile or telex transmission, when confirmation of receipt is received.

     SECTION 13.02 Entire Agreement. This Agreement, including the Schedules, Exhibits and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     SECTION 13.03 Amendments and Waiver; Rights and Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of either party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

     SECTION 13.04 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Oklahoma, without regard to the principles of conflicts of laws thereof.

     SECTION 13.05 Arbitration. (a) The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement or any agreement entered into pursuant to this Agreement promptly by negotiation between Persons who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and the response shall include (a) a statement of each party's position and a summary of arguments supporting that position, and (b) if the party is a company, the name and title of the executive who will represent that party and of any other Person who will accompany the executive. Within 30 days after delivery of the disputing party's notice, both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence and/or the arbitration proceedings.

     (b) Any dispute arising out of or relating to this Agreement or any agreement entered into pursuant to this Agreement or the breach, termination or validity thereof which has not been resolved by negotiation as provided herein within 45 days of the disputing party's notice, or if the parties fail to meet, shall be settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes by a sole arbitrator. The United States Arbitration Act, 9 U.S.C. (S)1-16, shall govern the arbitration and any court having jurisdiction thereof may enter judgment upon the award rendered by the arbitrator. The place of arbitration shall be Tulsa, Oklahoma, unless otherwise agreed to by the parties hereto. The arbitrator is not empowered to award consequential, indirect, third party costs, special, punitive, or exemplary damages, and each party hereby irrevocably waives such damages.

     (c) Notwithstanding anything in this Section to the contrary, this Section shall not apply in the event any Claim is asserted in a court of law against one or all parties hereto by a third party and any party hereto asserts, in such legal proceedings, the provisions of this Agreement against the other either as a defense to such Claim or as a basis for indemnification against such Claim. Each of the parties consents to the jurisdiction of any such court (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in this subparagraph (c) may be served on any party anywhere in the world.

     SECTION 13.06 Binding Effect; Assignment. (a) This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     (b) No party may assign either this Agreement or any of its rights, interest or obligations hereunder without the prior written approval of the other party; provided, however, that Buyer may upon notice to Seller (i) direct that title to all or part of the Purchased Assets be taken in one or more of Buyer's affiliates, (ii) assign any or all of its rights and interest hereunder to one or more of its Affiliates, and (iii) designate one or more of its Affiliates to perform its obligations hereunder (any such Affiliate or Affiliates shall be a "Buyer Designee"); provided, that in any or all such cases
                       --------------
the Buyer nonetheless shall remain responsible for the performance of its duties, liabilities or obligations hereunder.

     SECTION 13.07 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     SECTION 13.08 References. All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

     SECTION 13.09 Severability of Provisions. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

     SECTION 13.10 Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     SECTION 13.11 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the date first above written.


     PARKER DRILLING COMPANY                   UNIT CORPORATION



     By: /s/ JAMES J. DAVIS                    By: /s/ JOHN G. NIKKEL
         -------------------                       -------------------
          James J. Davis                              John G. Nikkel
          Senior Vice President, Finance              President
          and Chief Financial Officer


     PARKER DRILLING COMPANY NORTH AMERICA, INC.



     By: /s/ PHILLIP M. BURCH
         ---------------------
          Phillip M. Burch
          Vice President

                                   EXHIBIT A
                                   ---------


                      GENERAL ASSIGNMENT AND BILL OF SALE
                      -----------------------------------

     This GENERAL ASSIGNMENT AND BILL OF SALE ("General Assignment") is made
                                                ------------------
effective as of the ______ day of[_________], 1999 by Parker Drilling Company North America, Inc., a Nevada corporation (the "Seller").
                                                ------

                                   RECITALS
                                   --------

1.   Pursuant to the terms of an Asset Purchase Agreement (the "Agreement")
                                                                ---------
dated August 12, 1999 by and between Unit Corporation , a Delaware corporation ("Buyer"), Seller and Parker Drilling Company, a Delaware corporation, the
  -----
Seller agreed to convey the Purchased Assets to Buyer, and makes this General Assignment in order to evidence the conveyance of all of the tangible and intangible personal property included in the Purchased Assets other than the Real Property, the Drilling Contracts and the Other Contracts.

2. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.


                                  ASSIGNMENT
                                  ----------

     NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby BARGAIN, GRANT, SELL, CONVEY, TRANSFER, DELIVER, and ASSIGN unto Buyer all of the tangible and intangible personal property included in the Purchased Assets (other than the Real Property, the Drilling Contracts and the Other Contracts) (the "Conveyed Property").
      -----------------

     The Conveyed Property is hereby conveyed free and clear of all Encumbrances and other restrictions of any kind or nature, except the Permitted Encumbrances and Permitted Real Property Encumbrances. EXCEPT AS SPECIFICALLY SET FORTH IN THE AGREEMENT, THE SELLER DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE CONVEYED PROPERTY (INCLUDING ANY WARRANTY AS TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE) AND BUYER IS ACQUIRING THE CONVEYED PROPERTY "AS IS, WHERE IS".

     TO HAVE AND TO HOLD the Conveyed Property unto Buyer and its successors and assigns forever; and the Seller does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND good and indefeasible title to the Conveyed Property, subject only to the terms of the Agreement.

     From time to time hereafter, the Seller will execute and deliver, or cause to be executed and delivered, without further consideration, such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as Buyer may reasonably request in order to more effectively transfer, convey, assign and deliver to Buyer, and to place Buyer in possession and control of any of the Conveyed Property or to enable Buyer to exercise and enjoy all rights and benefits of the Seller with respect thereto.

     This General Assignment is delivered pursuant to the Agreement, and in the event of any conflict or inconsistency between any of the terms of the Agreement and this General Assignment the terms of the Agreement shall prevail.

     IN WITNESS WHEREOF, the Seller has executed this General Assignment effective as of the date set forth above.


               Parker Drilling Company North America, Inc.


               ___________________________
               By:
               Its:

                                   EXHIBIT B
                                   ---------

                                 WARRANTY DEED
                                 -------------


KNOW ALL MEN BY THESE PRESENTS:

     THAT Parker Drilling Company North America, Inc., a Nevada corporation (hereinafter called "Grantor"), in consideration of the sum of Ten and No/100
                     -------
Dollars and other valuable considerations, in hand paid, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell and convey unto Unit Corporation, 1000 Kensington Tower I, 7130 South Lewis, Tulsa, Oklahoma 74136, (hereinafter called "Grantee"), the following described real property and
                     -------
premises situated in ______________ County, State of ______________, to-wit:



together with all the improvements thereon and the appurtenances thereunto belonging, and warrant the title to the same (the "Conveyed Property").
                                                   -----------------

     The Conveyed Property is hereby conveyed free and clear of all Encumbrances except Permitted Real Property Encumbrances.

     TO HAVE AND TO HOLD the Conveyed Property unto Grantee and its successors ands assigns forever; and the Seller does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND good and marketable title to the Conveyed Property, subject only to the terms of the Agreement.

     All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in that certain Asset Purchase Agreement (the "Agreement") dated August 12, 1999 by and between Grantor, Grantee and Parker
 ---------
Drilling Company, a Delaware corporation.

     From time to time hereafter, the Grantor will execute and deliver, or cause to be executed and delivered, without further consideration, such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as Grantee may reasonably request in order to more effectively transfer, convey, assign and deliver to Grantee, and to place Grantee in possession and control of any of the Conveyed Property or to enable Grantee to exercise and enjoy all rights and benefits of the Grantor with respect thereto.

     Signed and delivered this _____ day of_______________, 1999.


                         PARKER DRILLING COMPANY NORTH AMERICA, INC.


                         _____________________________
                         By:
                         Its:

STATE OF OKLAHOMA)

                       )  ss:
COUNTY OF __________   )


     Before me, the undersigned, a Notary Public in and for the above named State, did appear ___________________________, to me known to be the ______________ of Parker Drilling Company North America, Inc., a Nevada corporation, and did sign in my presence the foregoing instrument for the intents and purposes therein stated.


                                    ____________________________________
                                            Notary Public


My Commission Expires:

____________________

                                   EXHIBIT C
                                   ---------

                        GENERAL ASSIGNMENT OF CONTRACTS
                        -------------------------------

     This GENERAL ASSIGNMENT OF CONTRACTS ("General Assignment") is made
                                            ------------------
effective as of the ______ day of[_________], 1999 by Parker Drilling Company North America, Inc., a Nevada corporation (the "Seller") and Unit Corporation, a
                                                ------
Delaware corporation (the "Buyer").
                           -----

                                   RECITALS
                                   --------

1.   Pursuant to the terms of an Asset Purchase Agreement (the "Agreement"),
                                                                ---------
dated August 12, 1999, by and between Buyer, Seller and Parker Drilling Company, a Delaware corporation, the Seller agreed to convey the Purchased Assets to Buyer and makes this General Assignment in order to evidence the conveyance of all of the Drilling Contracts and the Other Contracts.

2. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.

                                  ASSIGNMENT
                                  ----------

     NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller does hereby BARGAIN, GRANT, SELL, CONVEY, TRANSFER, DELIVER, and ASSIGN unto Buyer all of the Drilling Contracts and the Other Contracts set forth on Exhibit "A" hereto (the "Conveyed Property").
      -----------------

     The Conveyed Property is hereby conveyed subject to all of the terms and conditions of the Agreement.

     From time to time hereafter, the Seller will execute and deliver, or cause to be executed and delivered, without further consideration, such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as Buyer may reasonably request in order to more effectively transfer, convey, assign and deliver to Buyer, and to place Buyer in possession and control of any of the Conveyed Property or to enable Buyer to exercise and enjoy all rights and benefits of the Seller with respect thereto.

     This General Assignment is delivered pursuant to the Agreement, and in the event of any conflict or inconsistency between any of the terms of the Agreement and this General Assignment the terms of the Agreement shall prevail.

     IN WITNESS WHEREOF, the Seller and Buyer have each executed this General Assignment effective as of the date set forth above.

     Parker Drilling Company North America, Inc.        Unit Corporation

     __________________                                 ____________________
     By:                                                By:
     Its:                                               Its:

                                  EXHIBIT "D"
                                  -----------

                              BUYER'S CERTIFICATE
                              -------------------

With respect to the closing of the transactions contemplated by that certain Asset Purchase Agreement, dated August 12, 1999, (the "Agreement") between Parker Drilling Company North America, Inc.("Seller"), Parker Drilling Company ("Parker") and Unit Corporation ("Buyer"), Buyer hereby certifies that (i) those representations and warranties contained in Article VI of the Agreement are true in all material respects at and as of the date hereof and (ii) that Buyer has complied in all material respects with each of the covenants or agreements contained in the Agreement and to be performed by it on or before the date hereof.

     Executed as of the _____ day of _______________, 1999.


                                    Unit Corporation


                                    ______________________________
                                    John G. Nikkel, President

                                  EXHIBIT "E"
                                  -----------

                             SELLER'S CERTIFICATE
                             --------------------

     With respect to the closing of the transactions contemplated by that certain Asset Purchase Agreement, dated August 12, 1999, (the "Agreement") between Parker Drilling Company North America, Inc. ("Seller"), Parker Drilling Company ("Parker") and Unit Corporation ("Buyer"), Seller hereby certifies that
(i) those representations and warranties contained in Article V of the Agreement are true in all material respects at and as of the date hereof and (ii) that Seller has complied in all material respects with each of the covenants or agreements contained in the Agreement and to be performed by it on or before the date hereof.

     Executed as of the _____ day of ____________________, 1999.


                                    Parker Drilling Company


                                    _______________________________
                                    By:
                                    Its:

                                       i